Exhibit 10.2

Execution Version

AMENDMENT NO. 1 AND AGREEMENT

This Amendment No. 1 and Agreement (this “Agreement”) dated as of April 26, 2016 (the “Effective Date”), is among Jagged Peak Energy LLC, a Delaware limited liability company (the “Borrower”), the guarantors party hereto (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”), and the Lenders (as defined below).

RECITALS

A.                                    Reference is made to that certain Credit Agreement (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) dated as of June 19, 2015 among the Borrower, the Administrative Agent, the Issuing Lender and the financial institutions party thereto as lenders from time to time (the “Lenders”). Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

B.                                    Certain financial institutions not previously party to the Credit Agreement (each a “New Lender”) have agreed to become a party to the Credit Agreement as Lenders pursuant to the terms hereof.

C.                                    The Lender party to the Credit Agreement prior to the effectiveness of this Agreement (the “Existing Lender”) wishes to reallocate the Commitments pursuant to the terms hereof in order to, among other things, allow the New Lenders to acquire an interest in the Commitments and in order to effect such reallocation, the Existing Lender has agreed to assign certain percentages of its rights and obligations under the Credit Agreement as Lender to the New Lenders pursuant to the terms hereof.

D.                                    The Borrower has requested and, subject to the terms and conditions set forth herein, the Lenders have agreed, to make certain amendments to the Credit Agreement, each as set forth below.

THEREFORE, the parties hereto hereby agree as follows:

Section 1.                                           Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

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Section 2.                                           Amendment to Credit Agreement.

(a)                                 The Credit Agreement (other than the Schedules and Exhibits attached thereto) is amended to read in its entirety as set forth on Annex A.

(b)                                 The Credit Agreement is amended by deleting Schedule I in its entirety and replacing it with the new Schedule I attached hereto.

(c)                                  The Credit Agreement is amended by deleting Schedule II in its entirety and replacing it with the new Schedule II attached hereto.

(d)                                 The Credit Agreement is amended by deleting Schedule IV in its entirety.

(e)                                  The Credit Agreement is amended by deleting Schedule 4.23 in its entirety and replacing it with the new Schedule 4.23 attached hereto.

(f)                                   The Credit Agreement is amended by deleting Exhibit F in its entirety and replacing it with the new Exhibit F attached hereto.

(g)                                  The Credit Agreement is amended by deleting Exhibit L in its entirety and replacing it with the new Exhibit L attached hereto.

Section 3.                                           New Lenders and Reallocation of Commitments. The Lenders have agreed among themselves to reallocate the Commitments and to, among other things, allow the New Lenders to become parties to the Credit Agreement as Lenders by acquiring an interest in the Commitments. Each of the Administrative Agent and the Borrower hereby consents to (a) the reallocation of the Commitments and (b) each New Lender’s acquisition of an interest in the Commitments. The assignments by the Existing Lender necessary to effect the reallocation of the Commitments and the assumptions by the New Lenders necessary for such New Lenders to acquire such interests are hereby consummated pursuant to the terms and provisions of this Section 3 of this Agreement and Section 9.7 of the Credit Agreement, and the Borrower, the Administrative Agent and each Lender, including each New Lender, hereby consummates such assignment and assumption pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption (with the Effective Date, as defined therein, being the Effective Date hereof); provided that (i) any New Lender that is a Foreign Lender shall have delivered to the Borrower (with a copy to the Administrative Agent) the documentation required pursuant to, and otherwise complied with all provisions of, Section 2.13(g) of the Credit Agreement. On the Effective Date and after giving effect to such assignments and assumptions, the Commitments of each Lender shall be as set forth on Schedule I of the Credit Agreement, as amended by this Agreement. Each Lender hereby consents and agrees to the Commitments as set forth opposite such Lender’s name on Schedule I to the Credit Agreement, as amended by this Agreement. With respect to the foregoing assignments and assumptions, in the event of any conflict between this Section 3 of this Agreement and Section 9.7 of the Credit Agreement, this Section 3 of this Agreement shall control.

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Section 4.                                           Borrowing Base Increase. Effective as of the Effective Date, the Borrowing Base is hereby increased to $65,000,000. Once effective, the new Borrowing Base amount shall remain in effect at that level until the Borrowing Base is redetermined or adjusted in accordance with the Credit Agreement. For the avoidance of doubt, the increase in the Borrowing Base pursuant to this Section 4 is the scheduled April 2016 redetermination pursuant to Section 2.2(b)(ii) of the Credit Agreement.

Section 5.                                           Representations and Warranties. Each Credit Party represents and warrants that, as of the date hereof: (a) the representations and warranties of such Credit Party contained in the Credit Agreement, and the representations and warranties of such Credit Party contained in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within such Credit Party’s powers and have been duly authorized by all necessary corporate, limited liability company or partnership action; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; (e) the execution, delivery and performance of this Agreement by such Credit Party do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided and other than filings delivered hereunder to perfect Liens created under the Security Documents; and (f) the Liens under the Security Documents are valid and subsisting and secure the obligations under the Credit Documents.

Section 6.                                           Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)                                 The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and all of the Lenders.

(b)                                 The Administrative Agent shall have received a Note payable to each Lender requesting a Note in the amount of its Commitments after giving effect to this Agreement, duly and validly executed and delivered by duly authorized officers of the Borrower.

(c)                                  The Borrower shall have paid (a) all reasonable out-of-pocket costs and expenses that have been invoiced and are payable pursuant to Section 9.1 of the Credit Agreement, and

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(b) all fees owing pursuant to that certain Engagement Letter dated as of April 26, 2016 among Wells Fargo Bank, N.A., Wells Fargo Securities, LLC and Jagged Peak Energy LLC.

(d)                                 The Administrative Agent shall have received duly executed Mortgages, or supplements to existing Mortgages, in form and substance reasonably satisfactory to the Administrative Agent encumbering not less than 90% (by PV10) of the Credit Parties’ Proven Reserves and 90% (by PV10) of the Credit Parties’ PDP Reserves, in each case, as described in the most recently delivered Engineering Report.

(e)                                  The Administrative Agent shall have received satisfactory title information and be satisfied in its sole discretion with the title to the Oil and Gas Properties included in the Borrowing Base, and that such Oil and Gas Properties constitute (i) at least 80% of the PV10 of the Proven Reserves of the Borrower and its Subsidiaries evaluated in the most recently delivered Independent Engineering Report, and (ii) that the Borrower has good and marketable title to its Oil and Gas Properties, subject to no other liens (other than Permitted Liens).

(f)                                   The Administrative Agent shall have received one or more Account Control Agreements duly executed and delivered by the applicable Credit Parties, Wells Fargo Bank, N.A., as the depository bank and the Administrative Agent.

(g)                                  The Administrative Agent shall have received a legal opinion of Latham & Watkins LLP as outside counsel to the Credit Parties in form and substance reasonably acceptable to the Administrative Agent.

(h)                                 The Administrative Agent shall have received an officer’s certificate from each Credit Party certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, with respect to this Agreement.

(i)                                     The Administrative Agent shall have received (A) evidence reasonably satisfactory to it that the Borrower has entered into commodity Hedging Arrangements in accordance with Section 5.15 of the Credit Agreement, as amended by this Agreement, and (B) an updated Schedule 4.23 setting forth the information required by Section 4.23 of the Credit Agreement, as amended by this Agreement, as of the Effective Date.

(j)                                    The Administrative Agent shall have received such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

Section 7.                                           Acknowledgments and Agreements.

(a)                                 Each Credit Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms and each Credit Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Secured Obligations. The Borrower, Guarantors, Administrative Agent, Issuing Lender and each other party hereto do hereby adopt, ratify, and confirm the Credit Agreement, and acknowledge and agree that the Credit Agreement is and remains in full force and effect, and

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each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement and the other Credit Documents are not impaired in any respect by this Agreement.

(b)                                 The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.

(c)                                  This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8.                                           Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Credit Documents.

Section 9.                                           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.                                    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11.                                    Severability. In case one or more of the provisions of this Agreement shall for any reason be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or in the other Credit Documents shall not be affected or impaired thereby.

Section 12.                                    Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

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Section 13.                                    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

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EXECUTED to be effective as of the date first above written.

BORROWER:

JAGGED PEAK ENERGY LLC

By:	/s/ Robert W. Howard
Name:	Robert W. Howard
Title:	Chief Financial Officer

GUARANTORS:

JAGGED PEAK ENERGY MANAGEMENT INC.

By:	/s/ Joseph N. Jaggers III
Name:	Joseph N. Jaggers III
Title:	Chief Executive Officer and President

JAGGED PEAK ENERGY MANAGEMENT LLC

By:	/s/ Joseph N. Jaggers III
Name:	Joseph N. Jaggers III
Title:	Chief Executive Officer and President

Signature Page to

Amendment No. 1

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Administrative Agent, Issuing Lender, and a Lender

By:	/s/ Suzanne F. Ridenhour
Name:	Suzanne F. Ridenhour
Title:	Director

Signature Page to

Amendment No. 1

LENDERS:

FIFTH THIRD BANK, as a Lender

By:	/s/ Jonathan H. Lee
Name:	Jonathan H. Lee
Title:	Director

Signature Page to

Amendment No. 1

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Executive Director

Signature Page to

Amendment No. 1

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to

Amendment No. 1

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kevin Dunlap
Name:	Kevin Dunlap
Title:	Vice President

Signature Page to

Amendment No. 1

SCHEDULE I
Commitments, Contact Information

ADMINISTRATIVE AGENT/ ISSUING LENDER

Wells Fargo Bank, National Association	Address:	1700 Lincoln St., 6th Floor
Denver, CO 80203
	Attn:	Oleg Kogan
	Telephone:	303-863-4522
	Facsimile:	303-863-5196
	Email:	Oleg.Kogan@wellsfargo.com

CREDIT PARTIES

Borrower/Guarantors	Address:	1125 17th Street
Suite 2400
Denver, CO 80202
	Attn:	Bob Howard
	Telephone:	720-215-3660
	Facsimile:	720-215-3690
	Email:	bhoward@jaggedpeakenergy.com

Lender	Commitment
Wells Fargo Bank, National Association	$269,230,769.23
Fifth Third Bank	$61,538,461.54
ABN AMRO Capital USA LLC	$61,538,461.54
KeyBank National Association	$61,538,461.54
First Tennessee Bank National Association	$46,153,846.15
Total:	$500,000,000

SCHEDULE II
PRICING GRID

Applicable Margins

Utilization Level*	Base Rate Advances	Eurodollar Advances	Commitment Fee Rate
Level I	1.50%	2.50%	0.500%
Level II	1.75%	2.75%	0.500%
Level III	2.00%	3.00%	0.500%
Level IV	2.25%	3.25%	0.500%
Level V	2.50%	3.50%	0.500%

* Utilization Levels are described below and are determined in accordance with the definition of “Utilization Level”.

1.  Level I: If the Utilization Level is less than 25%.

2.  Level II: If the Utilization Level is greater than or equal to 25% but less than 50%.

3.  Level III: If the Utilization Level is greater than or equal to 50% but less than 75%.

4.  Level IV: If the Utilization Level is greater than or equal to 75% but less than 90%.

5.  Level V: If the Utilization Level is greater than or equal to 90%.

SCHEDULE 4.23
HEDGING AGREEMENTS

1.	Counterparty: Wells Fargo
Transaction No.: N5860536
Execution Date: 03/11/16
Period: 04/16-12/16
Financial Transaction: WTI Nymex Swap
Swap Price: $41.95

Month	Production Hedged (bbls)
04/16	21,000
05/16	21,700
06/16	21,000
07/16	21,700
08/16	21,700
09/16	21,000
10/16	21,700
11/16	21,000
12/16	21,700

2.	Counterparty: Wells Fargo
Transaction No.: N5867749
Execution Date: 03/15/16
Period: 04/16-12/17
Financial Transaction: WTI Nymex Swap
Swap Price: $41.80

Month	Production Hedged (bbls)
04/16	48,000
05/16	40,300
06/16	36,000
07/16	34,100
08/16	31,000
09/16	30,000
10/16	24,800
11/16	24,000
12/16	21,700
01/17	43,400
02/17	42,000
03/17	40,300
04/17	39,000
05/17	37,200
06/17	36,000
07/17	34,100
08/17	34,100
09/17	33,000
10/17	34,100
11/17	33,000
12/17	31,000

3.	Counterparty: Shell
Transaction No.: 9858241
Execution Date: 04/11/2016
Period: 05/16-12/16
Financial Transaction: WTI Nymex Swap
Swap Price: $43.35

Month	Production Hedged (bbls)
05/16	7,750
06/16	7,500
07/16	7,750
08/16	7,750
09/16	7,500
10/16	7,750
11/16	7,500
12/16	7,750

4.	Counterparty: Wells Fargo
Transaction No.: N5923119
Execution Date: 04/12/16
Period: 01/17-12/17
Financial Transaction: WTI Nymex Swap
Swap Price: $46.00

Month	Production Hedged (bbls)
01/17	10,850
02/17	9,800
03/17	9,300
04/17	9,000
05/17	9,300
06/17	9,000
07/17	10,850
08/17	9,300
09/17	9,000
10/17	7,750
11/17	7,500
12/17	7,750

5.	Counterparty: Wells Fargo
Transaction No.: N5924115
Execution Date: 04/12/16
Period: 06/16-12/16
Financial Transaction: WTI Nymex Swap
Swap Price: $44.00

Month	Production Hedged (bbls)
06/16	10,500
07/16	7,750
08/16	6,200
09/16	4,500
10/16	6,200
11/16	6,000
12/16	4,650

6.	Counterparty: Wells Fargo
Transaction No.: N5924171
Execution Date: 04/12/16
Period: 01/18-03/18
Financial Transaction: WTI Nymex Swap
Swap Price: $47.00

Month	Production Hedged (bbls)
01/18	29,450
02/18	29,400
03/18	27,900

7.	Counterparty: Wells Fargo
Transaction No.: N5924372
Execution Date: 04/12/16
Period: 04/18-06/18
Financial Transaction: WTI Nymex Swap
Swap Price: $47.50

Month	Production Hedged (bbls)
04/18	28,500
05/18	27,900
06/18	27,000

8.	Counterparty: Shell
Transaction No.: 9860885
Execution Date: 04/12/16
Period: 05/16
Financial Transaction: WTI Nymex Swap
Swap Price: $43.20

Month	Production Hedged (bbls)
05/16	10,850

EXHIBIT F

NOTICE OF BORROWING

[See Attached]

EXHIBIT F
FORM OF NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent

1700 Lincoln St., 6th Floor

Denver, CO 80203

Attn: Oleg Kogan

303-863-4522

Ladies and Gentlemen:

The undersigned, Jagged Peak Energy LLC, a Delaware limited liability company (“Borrower”), refers to the Credit Agreement dated as of [     ], 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing as defined therein unless otherwise defined in this Notice of Borrowing) among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent and as issuing lender, and hereby gives you irrevocable notice pursuant to Section 2.4(a) of the Credit Agreement that the undersigned hereby requests a Borrowing (the “Proposed Borrowing”), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:

(a)                                 The Business Day of the Proposed Borrowing is                  ,       .

(b)                                 The Proposed Borrowing will be composed of [Base Rate Advances] [Eurodollar Advances].

(c)                                  The aggregate amount of the Proposed Borrowing is $              .

(d)                                 [The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [one][two][three][six]month(s)].

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)                                     the representations and warranties made by any Credit Party or any Responsible Officer of any Credit Party contained in the Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except for those representations and warranties that by their terms are made as of a specified date, which shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any

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representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date; and

(ii)                                  no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

(iii)                               [As of the end of the Business Day in which the Proposed Borrowing will be funded, all cash and Liquid Investments (other than cash collateral) of the Borrower and its Subsidiaries (after giving pro forma effect to the Proposed Borrowing and the use of the proceeds of the Proposed Borrowing to the extent such proceeds are used as of the end of the Business Day on which the Proposed Borrowing will be funded) is less than or equal to the Excess Cash Threshold, and therefore Excess Cash is $0.] [or] [As of the end of the Business Day in which the Proposed Borrowing will be funded, all cash and Liquid Investments (other than cash collateral) of the Borrower and its Subsidiaries (after giving pro forma effect to the Proposed Borrowing and the use of the proceeds of the Proposed Borrowing to the extent such proceeds are used as of the end of the Business Day on which the Proposed Borrowing will be funded) is greater than the Excess Cash Threshold in an amount equal to $          , and after giving effect to the exclusions from Excess Cash provided for in the definition of Excess Cash and itemized on Schedule I attached hereto, Excess Cash is $0.]

(iv)                              As of the end of the Business Day in which the Proposed Borrowing will be funded, Excluded Proceeds is $0.

Very truly yours,

JAGGED PEAK ENERGY LLC

By:
Name:
Title:

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SCHEDULE 1

(a)                                 All cash and Liquid Investments set aside to pay in the ordinary course of business amounts of the Borrower or any Subsidiary then due and owing to third parties and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers in order to pay (or will issue checks or initiate wires or ACH transfers within one Business Day):

$

(b)                                 All cash and Liquid Investments of the Borrower or any Subsidiary constituting purchase price deposits held in escrow by a third party pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits:

$

(c)                                  All cash and Liquid Investments of the Borrower or any Subsidiary in the Excluded Account:

$

(d)                                 All cash proceeds of any asset sale of the Borrower or any Subsidiary which the Borrower or such Subsidiary holds in a 1031 exchange account:

$

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EXHIBIT L

RESERVE REPORT CERTIFICATE

[See Attached]

EXHIBIT L
FORM OF RESERVE REPORT CERTIFICATE

[Insert date.]

The undersigned officer executing this certificate on behalf of Jagged Peak Energy LLC, a Delaware limited liability company (the “Borrower”), certifies that [s]he is a Responsible Officer of the Borrower, and that as such [s]he is authorized to execute this certificate.  Reference is made to that certain Credit Agreement dated as of June [     ], 2015 (together with all amendments, restatements, amendments and restatements, supplements or other modifications thereto being the “Credit Agreement”) among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and issuing lender. Unless otherwise indicated, terms used but not defined herein shall have the meanings given them in the Credit Agreement. This certificate is being delivered pursuant to Section 5.2(c)(iv) of the Credit Agreement.

The undersigned, acting in [her][his] capacity as a Responsible Officer of the Borrower and not in [her][his] individual capacity, does hereby certify on behalf of the Borrower that:

(a)                                 to the best of [her][his] knowledge and in all material respects the information contained in the Engineering Report delivered herewith and any other information delivered in connection therewith is true and correct;

(b)                                 [except with regard to the Properties set forth on Exhibit hereto, ] the Credit Parties own the Oil and Gas Properties specified in such Engineering Report free and clear of any Liens (except Permitted Liens);

(c)                                  [except with regard to the Properties set forth on Exhibit hereto, ] on and as of the date of such Engineering Report each Oil and Gas Property identified as PDP Reserves therein was developed for oil and gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells, were each producing oil and/or gas in paying quantities, except for Wells that were utilized as water or gas injection wells, carbon dioxide wells or as water disposal wells (each as noted in such Engineering Report);

(d)                                 [except with regard to the Properties set forth on Exhibit hereto, ] the descriptions of quantum and nature of the record title interests of the Credit Parties, set forth in such Engineering Report include the entire record title interests of the Credit Parties in such Oil and Gas Properties, are complete and accurate in all respects, and take into account all Permitted Liens;

(e)                                  there are no “back-in”, “reversionary” or “carried” interests held by third parties which could reduce the interests of the Credit Parties in such Oil and Gas Properties except as set forth in, or otherwise accounted for in, the Engineering Report;

(f)                                   [except with regard to the agreements set forth on Exhibit hereto, ] no operating or other agreement to which any Credit Party is a party or by which any Credit Party is bound affecting any part of such Oil and Gas Properties requires any Credit Party to bear any of the costs relating to such Oil and Gas Properties greater than the record title interest of any Credit Party in such portion of such Oil and Gas Properties as set forth in such Engineering Report, except in the event any Credit Party is obligated under an operating agreement to assume a portion of a defaulting party’s share of costs;

(g)                                  [except with regard to the Properties set forth in Exhibit hereto, ] the Credit Parties’ ownership of the Hydrocarbons and the undivided interests in the Oil and Gas Properties as specified in such Engineering Report (i) will, after giving full effect to all Permitted Liens, afford the Credit Parties not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest in such Engineering Report and (ii) will cause the Credit Parties to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest in such Engineering Report, of the costs of drilling, developing and operating the wells identified in such Engineering Report or identified in the exhibits to the Mortgages encumbering such Oil and Gas Properties (except for any increases in working interest with a corresponding increase in the net revenue interest in such Oil and Gas Property); and

(h)                                 the Borrower is in compliance with Section 5.15 of the Credit Agreement.

[Signature follows.]

EXECUTED AND DELIVERED as of the date first set forth above.

JAGGED PEAK ENERGY LLC

By:
Name:
Title:

[SIGNATURE PAGE TO RESERVE REPORT CERTIFICATE]

EXHIBIT [  ]

ANNEX A

Credit Agreement

[See Attached]

Published CUSIP Number: 47008PAA5
Published CUSIP Number: 47008PAB3

CREDIT AGREEMENT

dated as of June 19, 2015

Among

JAGGED PEAK ENERGY LLC

as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent and Issuing Lender,

and

THE LENDERS NAMED HEREIN

as Lenders

$500,000,000

WELLS FARGO SECURITIES, LLC
AS LEAD ARRANGER AND SOLE BOOKRUNNER

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

Page

SCHEDULES:

Schedule I	— Commitments, Contact Information
Schedule II	— Pricing Grid
Schedule III	— Additional Conditions and Requirements for New Subsidiaries
Schedule 4.1	— Organizational Information
Schedule 4.4	— Debt
Schedule 4.11	— Subsidiaries
Schedule 4.13	— Taxes
Schedule 4.16	— Material Real Property
Schedule 4.23	— Hedging Agreements
Schedule 4.24	— Material Agreements
Schedule 6.1	— Existing Debt
Schedule 6.2	— Existing Liens
Schedule 6.3	— Existing Investments

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B	— Form of Compliance Certificate
Exhibit C	— Form of Guaranty Agreement
Exhibit D	— Form of Mortgage
Exhibit E	— Form of Note
Exhibit F	— Form of Notice of Borrowing
Exhibit G	— Form of Notice of Continuation or Conversion
Exhibit H	— Form of Pledge Agreement
Exhibit I	— Form of Security Agreement
Exhibit J	— Form of Transfer Letter
Exhibit K-1	— Form of U.S Tax Certificate
(Foreign Lenders; Not Partnerships)
Exhibit K-2	— Form of Tax Certificate
(Foreign Participants; Not Partnerships)
Exhibit K-3	— Form of Tax Certificate
(Foreign Lenders; Partnerships)
Exhibit K-4	— Form of Tax Certificate
(Foreign Participants; Not Partnerships)
Exhibit L	— Form of Reserve Report Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT dated as of June 19, 2015 (the “Agreement”) is among Jagged Peak Energy LLC, a Delaware limited liability company (the “Borrower”), the Lenders (as defined below) and Wells Fargo Bank, National Association as Administrative Agent (as defined below) for the Lenders and as Issuing Lender (as defined below).

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

Section 1.1                                    Certain Defined Terms. The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Letter of Credit Maturity Date” has the meaning assigned to it in Section 2.3(a)(ii) of this Agreement.

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior to all other security interests (other than Permitted Liens), (c) secures the Secured Obligations, (d) is enforceable against the Credit Party which created such security interest and (e) is perfected, subject to any exceptions or limitations expressly provided for in the Security Documents.

“Account Control Agreement” shall mean, as to any deposit account of any Credit Party held with a bank, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent, among the Credit Party owning such deposit account, the Administrative Agent and such other bank governing such deposit account.

“Acquisition” means the purchase by any Credit Party of any business, division or enterprise, including the purchase of associated assets or operations or any Equity Interests of a Person; provided that a merger or consolidation solely among Credit Parties shall not constitute an Acquisition.

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one half of 1.00%, and (c) a rate determined by the Administrative Agent to be the Daily One-Month LIBOR plus 1.00%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate.

“Administrative Agent” means Wells Fargo in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.6.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any advance by a Lender to the Borrower as a part of a Borrowing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of an Equity Interest, by contract, or otherwise.

“Agreement” means this Credit Agreement among the Borrower, the Lenders, the Issuing Lender and the Administrative Agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, with respect to each Type of Advance and the Letters of Credit, the percentage rate per annum set forth in the Pricing Grid based on the relevant Utilization Level applicable from time to time. The Applicable Margin for any Advance or Letter of Credit shall change when and as the relevant Utilization Level changes.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means (a) any sale, lease, transfer, condemnation, taking, or other disposition of any Property (including any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest, but excluding Hedge Events) of any Credit Party and (b) any issuance or sale of any Equity Interests of any Subsidiary of the Borrower, in each case, to any Person other than a Credit Party.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.7), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” means, as of any date of determination, an amount equal to (a) the lesser of the then effective Borrowing Base and the aggregate Commitments minus (b) (i) the outstanding principal amount of all Advances plus (ii) the Letter of Credit Exposure.

“Availability Period” means the period from the Closing Date until the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any cash management services provided to any Credit Party by any Lender or by any Affiliate of a Lender, including without limitation the following bank services: (a) commercial credit or debit cards, (b) purchase cards, (c) stored value cards and (d) treasury management services (including, without limitation, overdraft, depository, controlled disbursement, electronic funds transfer, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Borrower or any other Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender or Affiliate of a Lender that provides Banking Services to any Credit Party.

“Base Rate Advance” means an Advance which bears interest based upon the Adjusted Base Rate.

“BB Threshold Amount” has the meaning set forth in Section 2.2(g).

“BB Value” means, (a) as to any Oil and Gas Property, the value, if any, attributed to such Oil and Gas Property under the then effective Borrowing Base, as determined by the Administrative Agent (after, in the case of an Asset Sale involving a like-kind exchange permitted by Section 6.8(d), taking into account the value attributable to the Oil and Gas Properties received by the Credit Parties as consideration, as determined by the Administrative Agent in its sole discretion; provided that an Acceptable Security Interest is granted on such new Oil and Gas Properties to the extent necessary to comply with the mortgage requirement set forth in Section 5.7 (after giving effect to such Asset Sale)), and (b) as to Hedging Arrangements, the net effect of any Hedge Event on the amount of the Borrowing Base, after taking into account the economic effect of any Replacement Hedging Contracts, as determined by the Administrative Agent.

“Borrower” means Jagged Peak Energy LLC, a Delaware limited liability company.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders pursuant to Section 2.1(a) or Converted by each Lender to Advances of a different Type pursuant to Section 2.4(b).

“Borrowing Base” means at any particular time, the Dollar amount determined in accordance with Section 2.2 on account of Proven Reserves attributable to Oil and Gas Properties of the Credit Parties described in the most recent Independent Engineering Report or Internal Engineering Report, as applicable, delivered to the Administrative Agent and the Lenders pursuant to Section 2.2.

“Borrowing Base Deficiency” means the excess, if any, of (a) the sum of the outstanding principal amount of all Advances plus the Letter of Credit Exposure over (b) the lesser of (i) the aggregate amount of Commitments, and (ii) the Borrowing Base then in effect.

“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, Denver, Colorado, and (b) if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a Capital Lease as a result of a change in GAAP during the life of such lease, including any renewals thereof, shall be treated as an operating lease and not a Capital Lease for all purposes under the Credit Documents.

“Cash” means Dollar denominated currency in immediately available funds.

“Cash Collateral Account” means a deposit account subject to an Account Control Agreement pledged to the Administrative Agent containing cash deposited pursuant to the terms hereof to be maintained with the Administrative Agent in accordance with Section 2.3(h).

“Cash Collateralize” means, to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any transfer or disposition of property in lieu of condemnation, as the case may be, of property of any Person or any of its Subsidiaries, including by process of eminent domain or any transfer or disposition of property in lieu of condemnation.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” means the occurrence of any of the following events:

(a)                                 the Borrower ceases to directly or indirectly own 100% of the Equity Interest in any Subsidiary other than as a result of a transaction permitted under Section 6.7; or

(b)                                 the Quantum Group collectively cease to directly or indirectly own at least 50.1% of the Equity Interest in the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means June 19, 2015.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.

“Collateral” means all property of the Credit Parties which is “Collateral” or “Mortgaged Property” (as defined in each of the Mortgages or the Security Agreement, as applicable) or similar terms used in the Security Documents.

“Commitment” means, for each Lender, the obligation of each Lender to advance to Borrower and to participate in Letters of Credit in an aggregate amount set opposite such Lender’s name on Schedule I as its Commitment, or if such Lender has entered into any Assignment and Assumption, set forth for such Lender as its Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c); provided that, after the Maturity Date, the Commitment for each Lender shall be zero. The initial aggregate Commitment on the date hereof is $500,000,000.

“Commitment Fee Rate” means the per annum commitment fee rate set forth on the Pricing Grid applicable from time to time. The Commitment Fee Rate shall change when and as the relevant Utilization Level changes.

“Commitment Fees” means the fees required under Section 2.7(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer of the Borrower or such other Person as required by this Agreement in substantially the same form as Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.4(b).

“Covenant Cure Payment” has the meaning set forth in Section 7.7 hereof.

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Guaranties, the Notices of Borrowing, the Notices of Conversion, the Security Documents, the Fee Letter, and each other agreement, instrument, or document executed by any Credit Party at any time in connection with this Agreement.

“Credit Parties” means the Borrower and the Guarantors.

“Daily One-Month LIBOR” means, for any day, the rate of interest equal to the Eurodollar Rate then in effect for delivery for a one month period.

“Debt” means, for any Person, without duplication: (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing, including Letters of Credit; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made (excluding surety bonds and utility bonds); (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property or services (including, without limitation, any contingent obligations or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person but excluding accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) incurred in the ordinary course of business and which are not more than 90 days past due, unless such payables are being contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP); (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any Hedging Arrangement; (h) all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person on a date certain or upon the occurrence of certain events or conditions other than (i) obligations, if any, to repurchase Equity Interests from employees upon their termination of employment prior to the date that is 180 days after the Maturity Date, valued at, in the case of redeemable preferred stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such stock plus accrued and unpaid dividends or (ii) obligations, if any, to repurchase or redeem any Repurchase Interest (as that term is defined in the LLC Agreement); (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) any obligations of such Person owing in connection with any volumetric or production prepayments; (k) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above; and (l) indebtedness or obligations of others of the kinds referred to in clauses (a) through (k) secured by any Lien on or in respect of any Property of such Person.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the rate otherwise applicable to such Advance as provided in Sections 2.8(a) or (b), and (b) in the case of any other Obligation (other than Letter of Credit Fees), 2.00% plus the non-default rate applicable to Base Rate Advances as provided in Section 2.8(a), and (c) in the case of Letter of Credit Fees, a rate equal to the Applicable Margin for Eurodollar Advances plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit

Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender and each Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Dollars” and “$” means lawful money of the United States of America.

“EBITDAX” means for the Borrower and its Subsidiaries, on a consolidated basis for any period, the sum of (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Net Income (i) Interest Expense for such period, plus (ii) Income Tax Expense for such period, plus (iii) depreciation, amortization, depletion and exploration expenses for such period, plus (iv) non-cash charges resulting from extraordinary, non-recurring events or circumstances for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of ASC 410, 718 and 815), minus (c) to the extent included in determining Net Income, non-cash income resulting from extraordinary, non-recurring events or circumstances for such period and all other non-cash items of income which were included in determining such Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided that such EBITDAX shall be subject to pro forma adjustments for permitted acquisitions and non-ordinary course asset sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, set forth by the SEC in Regulation S-X or otherwise acceptable to the Administrative Agent. For the avoidance of doubt, EBITDAX shall include realized gains and losses with respect to Hedging Arrangements in connection with monthly settlements in the ordinary course of business, but shall not otherwise include realized gains and losses in connection with early hedge unwinds or terminations, and EBITDAX shall also not include unrealized marked-to-market gains and losses with respect to Hedging Arrangements.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.7(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.7(b)(iii)).

“Engineering Report” means either an Independent Engineering Report or an Internal Engineering Report.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Eurodollar Advance” means an Advance that bears interest based upon the Eurodollar Rate.

“Eurodollar Base Rate” means the rate per annum (rounded upward to the nearest whole multiple of 100th of 1%) equal to the ICEBA LIBOR as designated by Reuters, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that if such rate that appears on such screen or page shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that, if such quotation is not available for any reason, then Eurodollar Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or Converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch (or other branch or Affiliate of the Administrative Agent, or in the event that the Administrative Agent does not have a London branch, the London branch of a Lender chosen by the Administrative Agent) to major banks in the London or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period).

“Eurodollar Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. The Eurodollar Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 7.1.

“Excess Cash” means any cash or Liquid Investments (other than cash collateral) in excess of the Excess Cash Threshold in the aggregate at any time (other than (i) any cash or Liquid Investments set aside to pay in the ordinary course of business amounts of the Borrower or any Subsidiary then due and owing to third parties and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers in order to pay (or will issue checks or initiate wires or ACH transfers within one Business Day), (ii) any cash or Liquid

Investments of the Borrower or any Subsidiary constituting purchase price deposits held in escrow by a third party pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (iii) any cash or Liquid Investments of the Borrower or any Subsidiary in the Excluded Account, (iv) any cash proceeds of any asset sale of the Borrower or any Subsidiary which the Borrower or such Subsidiary holds in a 1031 exchange account, and (v) any cash or Liquid Investments held by the Borrower or any Subsidiary at the time of the First Amendment Effective Date so long as, on or before the First Amendment Effective Date, such cash and Liquid Investments are transferred to the Excluded Account).

“Excess Cash Test Day” has the meaning assigned to it in Section 2.5(g) of this Agreement.

“Excess Cash Threshold” means the lesser of (a) $25,000,000 and (b) an amount equal to (i) $15,000,000 plus (ii) an amount equal to (x) .10 times (y) the amount by which the Borrowing Base then in effect exceeds $65,000,000; provided that, in the event that the Utilization is equal to or exceeds 90%, the Excess Cash Threshold shall be $25,000,000; provided, further, that if, other than due to the application of clause (a) above, the Excess Cash Threshold would have been in excess of $25,000,000, the Administrative Agent and the Lenders shall, promptly upon the request of Borrower, consider in good faith an adjustment to the Excess Cash Threshold but shall not be required to make any such adjustments or amendments hereto without the consent of the Required Lenders.

“Excluded Account” has the meaning specified in Section 5.8.

“Excluded Proceeds” has the meaning specified in Section 5.8.

“Excluded Property” means, collectively, (a) any Excluded Contracts (as defined in the Security Agreement), (b) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of Lanham Act has been filed, solely to the extent that such a grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such “intent to use” application, (c) any real property (other than Oil and Gas Properties and other material real property that is integral to the use of any Oil and Gas Properties), (d) vehicles, (e) any Property owned by any Credit Party on the date hereof or hereafter acquired that is subject to a Lien that secures Purchase Money Debt or Capital Leases permitted to be incurred pursuant to the provisions of this Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease), and (f) assets to which the granting or perfecting a security interest would violate any applicable law.

“Excluded Swap Obligations” means, with respect to any Credit Party other than the Borrower, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.14) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(g) and (d) any Taxes imposed under FATCA.

“Extraordinary Receipts” means (a) with respect to any Asset Sale, all cash and Liquid Investments received by a Credit Party from such Asset Sale after payment of, or provision for, all estimated cash taxes attributable to such Asset Sale and payable by such Credit Party, and other reasonable out of pocket fees and expenses actually incurred by such Credit Party directly in connection with such Asset Sale, (b) with respect to any settlement or litigation proceeding, the proceeds of such settlement or litigation proceeding after payment of all out of pocket fees and expenses actually incurred in connection with such settlement or proceeding, (c) with respect to any Casualty Event (other than a Casualty Event of any Oil and Gas Properties or other property integral to any Oil and Gas Properties, so long as such proceeds are reinvested by the applicable Credit Party), the insurance proceeds or award or other compensation as a result of a Casualty Event after payment of all out of pocket fees and expenses actually incurred by the applicable Credit Party to receive such proceeds, and (d) with respect to any novation, assignment, unwinding, termination, or amendment of any hedge position or any other Hedging Arrangement, the sum of the cash and Liquid Investments received by any Credit Party in connection with such transaction after giving effect to any netting agreements.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, to the extent substantially comparable and not materially more onerous to comply with, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means any of (a) that certain Engagement Letter dated as of June 19, 2015 among the Borrower, Administrative Agent and the Lead Arranger and (b) that certain Engagement Letter dated as of April 26, 2016 among the Borrower, Administrative Agent and the Lead Arranger, and “Fee Letters” shall mean such term collectively.

“First Amendment Effective Date” means April 26, 2016.

“Forecasted Production” means the projected production of oil or gas or natural gas liquids (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from Oil and Gas Properties owned by a Credit Party which are located in or offshore of the United States, as reasonably approved by the Administrative Agent.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“Governmental Authority” means, with respect to any Person, the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, bureau, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) having jurisdiction over such Person.

“Guarantors” means (a) the Subsidiaries of the Borrower listed on Schedule 4.11, (b) each other Subsidiary of the Borrower from time to time, and (c) any other Person that becomes a guarantor of all or a portion of the Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty or a new Guaranty.

“Guaranty” means the Guaranty Agreement executed in substantially the same form as Exhibit C.

“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

“Hedge Event” means any novation, assignment, unwind, early termination or amendment to any Hedging Arrangement, or the entering into of any transaction that has the net effect of offsetting or unwinding any Hedging Arrangement.

“Hedging Arrangement” means a hedge, call, put, swap, collar, floor, cap, option, swaption, forward sale or purchase or other similar contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Hydrocarbon Hedge Agreement” means a Hedging Arrangement related to the price of Hydrocarbons.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

“ICEBA LIBOR” means the London interbank offered rate as set by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Association is no longer making a London interbank offered rate available).

“Income Tax Expense” means for Borrower and its Subsidiaries, on a consolidated basis for any period, all state and federal franchise or income taxes paid or due to be paid during such period.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Engineer” means Ryder Scott Company, L.P., or any other engineering firm acceptable to the Administrative Agent.

“Independent Engineering Report” means a report, in form and substance satisfactory to the Administrative Agent, in its reasonable discretion prepared by an Independent Engineer, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by any Credit Party (or to be acquired by a Credit Party) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

“Interest Expense” means, for the Borrower and its Subsidiaries, on a consolidated basis for any period, total cash interest expense, letter of credit fees and other fees and expenses incurred by such Persons in connection with any Debt (including but not limited to Debt under this Agreement) for such period, whether paid or accrued (including interest expense attributable to Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to the Borrowings, and net costs under Hedging Arrangements entered into addressing interest rates, all as determined in conformity with GAAP.

“Interest Hedge Agreement” means a Hedging Arrangement between the Borrower or another Credit Party and one or more financial institutions providing for the exchange of nominal interest obligations between the Borrower or such other Credit Party and such financial institution or the cap of the interest rate on any Debt of the Borrower or such other Credit Party.

“Interest Period” means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4, and thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select, provided that:

(a)                                 Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(b)                                 whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(c)                                  any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(d)                                 the Borrower may not select any Interest Period for any Advance which ends after the Maturity Date.

“Internal Engineering Report” means a report, in form and substance satisfactory to the Administrative Agent, in its reasonable discretion prepared by the Borrower and certified by a Responsible Officer of the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by any Credit Party (or to be acquired by a Credit Party) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product prices and cost escalation assumptions specified by the Administrative Agent, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means Wells Fargo in its capacity as a Lender that issues Letters of Credit for the account of any Credit Party pursuant to the terms of this Agreement.

“Lead Arranger” Wells Fargo Securities, LLC.

“Leases” means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.14 and any other Person that shall have become a Lender hereto pursuant to an Assignment and Assumption, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued or deemed issued by the Issuing Lender for the account of a Credit Party pursuant to the terms of this Agreement, in such form as may be agreed by the Borrower and the Issuing Lender.

“Letter of Credit Application” means the Issuing Lender’s standard form letter of credit application for standby letters of credit which has been executed by the Borrower and accepted by such Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Letter of Credit Exposure” means, at the date of its determination by the Administrative Agent, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate unpaid amount of all of the Borrower’s payment obligations under drawn Letters of Credit.

“Letter of Credit Fees” means fees payable pursuant to Section 2.7(b)(i).

“Letter of Credit Maximum Amount” means $5,000,000; provided that, on and after the Maturity Date, the Letter of Credit Maximum Amount shall be zero.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

“Leverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) the consolidated Debt of the Borrower and its Subsidiaries (other than obligations under clauses (d), (e) (to the extent relating to earn-out obligations that are not liabilities on the balance sheet in accordance with GAAP and usual and customary purchase price adjustments), (g) and (k) (to the extent in respect of obligations under clauses (d), (e) (to the extent relating to earn-out obligations that are not liabilities on the balance sheet in accordance with GAAP and usual and customary purchase price adjustments) and (g)) of the definition of “Debt”) as of the last day of such fiscal quarter to (b) (i) for the fiscal quarter ending June 30, 2015, EBITDAX for such fiscal quarter times four, (ii) for the fiscal quarter ending September 30, 2015, EBITDAX for the two fiscal quarter period then ended times two, (iii) for the fiscal quarter ending December 31, 2015,

EBITDAX for the three fiscal quarter period then ended times 4/3, and (iv) thereafter, EBITDAX for the four-fiscal quarter period then ended.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); (f) readily and immediately available cash held in any money market account maintained with any Lender; provided that, such money market accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the Administrative Agent pursuant to the Security Documents and Liens imposed by statutory law to the extent such Liens are permitted hereunder; and (g) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent; provided that all the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“LLC Agreement” means the Limited Liability Company Agreement of the Borrower dated as of April 3, 2013, as amended or otherwise modified in accordance with the Credit Documents.

“Majority Lenders” means (a) at any time when there are three or more Lenders, two or more Lenders holding at least 51% of the aggregate Maximum Exposure Amount, (b) at any time when there are two or fewer Lenders, 100% of the Lenders, and (c) at any time when there is only one Lender, such Lender; provided that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all Lenders are Defaulting Lenders.

“Material Adverse Change” means a material adverse change (a) in the business, assets (including Oil and Gas Properties), condition (financial or otherwise), or operations of the Borrower and the other Credit Parties, taken as a whole; (b) on the Credit Parties’ ability, as a whole, to perform their obligations under this Agreement or any other Credit Document; (c) in any right or remedy of any Secured Party under any Credit Document; or (d) on the validity or enforceability of this Agreement or any of the other Credit Documents.

“Maturity Date” means the earlier of (a) June 19, 2020 and (b) the earlier termination in whole of the Commitments pursuant to Section 2.1(c) or Article 7.

“Maximum Exposure Amount” means, at any time for each Lender, the sum of (a) the unfunded Commitment held by such Lender at such time; plus (b) the aggregate unpaid principal amount of the Note held by such Lender at such time, (with the aggregate amount of such Lender’s risk participation and funded participation in the Letter of Credit Exposure (including any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.16) being deemed as unpaid principal under such Lender’s Note).

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in its sole discretion.

“Minimum Interest Coverage Ratio” means as of any date of determination, and subject to the calculations set forth in the succeeding sentence, the ratio of (a) EBITDAX for the four fiscal quarter period ended as of such date of determination divided by (b) Interest Expense for such four fiscal quarter period. For purposes of the foregoing calculation, both EBITDAX and Interest Expense shall each respectively be calculated as follows: (i) for the fiscal quarter ending June 30, 2015, EBITDAX and Interest Expense for such quarter times four, (ii) for the fiscal quarter ending September 30, 2015, EBITDAX and Interest Expense for such two fiscal quarter period then ended times two, (iii) for the fiscal quarter ending December 31, 2015, EBITDAX and Interest Expense for such three fiscal quarter period then ended times 4 and divided by three, and (iv) thereafter, the EBITDAX and Interest Expense for the four fiscal quarter period then ended.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Mortgage” means each mortgage or deed of trust in substantially the same form as Exhibit D, or other form reasonably acceptable to the Administrative Agent, executed by any Credit Party to secure all or a portion of the Secured Obligations.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, including any cash net gain but excluding, however, (a) extraordinary items, including (i) any net cash or non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

“Non-Consenting Lender” means any Lender that does not approve (i) any consent, waiver or amendment that (A) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.3, and (B) has been approved by the Majority Lenders, or (ii) any redetermination of the Borrowing Base which has been approved by the Super-Majority Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note of the Borrower payable to a Lender or its registered assigns in the amount of such Lender’s Commitment, in substantially the same form as Exhibit E, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

“Notice of Borrowing” means a Notice of Borrowing signed by the Borrower in substantially the same form as Exhibit F.

“Notice of Continuation or Conversion” means a notice of continuation or conversion signed by the Borrower in substantially the same form as Exhibit G.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Issuing Lender or the Administrative Agent under this Agreement and the Credit Documents, including, the Letter of Credit Obligations, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

“Oil and Gas Properties” means fee mineral interests, term mineral interests, Leases, subleases, term assignments of Leases, non-participating royalty interests, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Advance or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14(b)).

“Participant” has the meaning set forth in Section 9.7(d).

“Participant Register” has the meaning set forth in Section 9.7(d).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment in Full of Obligations” means: (a) the termination of this Agreement, (b) the payment in full of the Obligations (other than contingent indemnification and expense reimbursement obligations that are, in each case, not then due and owing), (c) the termination and return of all Letters of Credit (other than Letters of Credit that are Cash Collateralized or as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made), (d) the termination or novation of all Hedging Arrangements with a Swap Counterparty and payment in full of all amounts owing thereunder (other than Hedging Arrangements as to which arrangements satisfactory to the Swap Counterparty in its sole discretion have been made), (e) the termination in full of the Commitments, and (f) the termination and payment in full of all Banking Services Obligations (other than with respect to Banking Services as to which arrangements satisfactory to the Banking Services Provider in its sole discretion have been made).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PDP Reserves” means the Proven Reserves which are categorized as both “developed” and “producing” under the definitions for oil and gas reserves promulgated by the Society of Petroleum Evaluation Engineers (or any generally recognized successor) as in effect at the time in question and reasonably acceptable to the Administrative Agent.

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

“Permitted Debt” has the meaning set forth in Section 6.1.

“Permitted Investments” has the meaning set forth in Section 6.3.

“Permitted Liens” has the meaning set forth in Section 6.2.

“Permitted Tax Distributions” means Tax Advances (as such term is defined in the LLC Agreement) made by the Borrower to holders of its Equity Interests in accordance with the provisions of Section 4.3(a) of the LLC Agreement (as in effect on the Closing Date) with respect to any tax year in which the Borrower is treated as a partnership for federal and applicable state and local income tax purposes; provided that such Tax Advances shall only be permitted on an annual basis.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Pledge Agreement” means a Pledge Agreement substantially in the form of Exhibit H.

“Pricing Grid” means the pricing information set forth in Schedule II.

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by such Lender to its customers.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person, including but not limited to, Oil and Gas Properties and Hedging Arrangements.

“Pro Rata Share” means, at any time with respect to any Lender, (i) the ratio (expressed as a percentage) of such Lender’s Commitment at such time to the aggregate Commitments at such time, or (ii) if all of the Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Advances at such time to the total aggregate outstanding Advances at such time.

“Proven Reserves” means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties included or to be included in the Borrowing Base under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

“Purchase Money Debt” means Debt, the proceeds of which are used to finance (or refinance) the acquisition, construction, or improvement of inventory, equipment or other Property in the ordinary course of business; provided, however, that such Debt is incurred no later than 120 days after such acquisition or the completion of such construction or improvement.

“PV10” means estimated future net revenue, discounted at a rate of 10% per annum, after income Taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the SEC, using the Administrative Agent’s price deck.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quantum Group” means Q-Jagged Peak Energy Investment Partners, LLC and its Affiliates.

“Quarterly Redetermination” has the meaning assigned to such term in Section 2.2(c).

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) the Issuing Lender, as applicable.

“Register” has the meaning set forth in Section 9.7(c).

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof. Each of Regulations T, U, or X may be referred to individually as Regulation T, Regulation U, or Regulation X herein.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Replacement Hedging Contract” means any Hedging Arrangement entered into by the end of the Business Day immediately succeeding the day on which a Hedge Event occurs.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).

“Required Lenders” means (a) at any time when there are three or more Lenders, Lenders holding at least 66 2/3% of the aggregate Maximum Exposure Amount, (b) at any time when there are two or fewer Lenders, 100% of the Lenders and (c) at any time when there is only one Lender, such Lender; provided that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders unless all Lenders are Defaulting Lenders.

“Reserve Report Certificate” has the meaning set forth in Section 5.2(c)(iii).

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Vice President, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Vice President, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, a Responsible Officer of such Person’s general partner or partners. Unless expressly provided otherwise, all references herein and in any other Credit Documents to any “Responsible Officer” means a Responsible Officer of the Borrower.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) made in connection with the Equity Interest of such Person, including those dividends, distributions and payments made in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in common Equity Interests of such Person or warrants, options or other rights to purchase such Equity Interests.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.

“Sanction(s)” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered the Office of Foreign Assets Control of the United States Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the First Amendment Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing subsections (a) or (b).

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (c) all obligations of any of the Credit Parties owing to Swap Counterparties under any

Hedging Arrangements; provided, however that “Secured Obligations” shall not include the Excluded Swap Obligations.

“Secured Parties” means the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and Banking Service Providers.

“Security Agreement” means the Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit I.

“Security Documents” means, collectively, the Mortgages, Security Agreement, the Pledge Agreement, the Transfer Letters and any and all other instruments, documents or agreements, including Account Control Agreements, now or hereafter executed by any Credit Party or any other Person to secure the Secured Obligations.

“Semi-Annual Redetermination” has the meaning assigned to such term in Section 2.2(b).

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.2(e).

“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital, and (f) such Person has not transferred, concealed or removed any Property with intent to hinder, delay or defraud any creditor of such Person.

“Subject Date” has the meaning set forth in Section 5.15.

“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower.

“Super-Majority Lenders” means (a) at any time when there are three or more Lenders, Lenders holding at least 80% or more of the aggregate Maximum Exposure Amount, (b) if two or fewer Lenders exist, then 100% of the Lenders, and (c) at any time when there is only one

Lender, such Lender; provided that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super-Majority Lenders unless all Lenders are Defaulting Lenders.

“Swap Counterparty” a Person who (a) is a Lender or Affiliate of a Lender on the Closing Date and is a counterparty to a Hedging Arrangement with a Credit Party, which Hedging Arrangement was in effect on the Closing Date, or (b) was a Lender or an Affiliate of a Lender at the time it entered into a Hedging Arrangement with a Credit Party as permitted by the terms of this Agreement; provided that (i) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedging Arrangement to any other Person pursuant to the terms of such agreement, the obligations thereunder shall be secured by Liens under the Credit Documents only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Swap Counterparty shall be secured by Liens under the Credit Documents only to the extent such obligations arise from transactions under such individual Hedging Arrangements (and not the Master Agreement between such parties) entered into prior to the Closing Date or at the time such Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder.

“Swap Obligation” means, with respect to any Credit Party other than the Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Transactions” means, collectively, (a) the initial borrowings and other extensions of credit under this Agreement and (b) the payment of fees, commissions and expenses in connection with each of the foregoing.

“Transfer Letters” means, collectively, the letters in lieu of transfer orders in substantially the form of the attached Exhibit J and executed by the Borrower, any Guarantor or any of their respective Subsidiaries executing a Mortgage.

“Type” has the meaning set forth in Section 1.4.

“Unused Commitment Amount” means, with respect to a Lender at any time, the lesser of (a) such Lender’s Commitment at such time and (b) such Lender’s Pro Rata Share of the Borrowing Base then in effect at such time minus, in each case the sum of (i) the aggregate outstanding principal amount of all Advances owed to such Lender at such time plus (ii) such Lender’s Pro Rata Share of the aggregate Letter of Credit Exposure at such time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.13(g)(ii)(B)(iii).

“Utilization” means the percentage obtained by dividing (a) the outstanding principal amount of the Advances and the Letter of Credit Exposure at such time by (b) the lesser of the Commitments and the Borrowing Base at such time.

“Utilization Level” means the applicable category (being Level I, Level II, Level III, Level IV or Level V) of pricing criteria contained in Schedule II, which is at any time of its determination based on the Utilization.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association. “Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2                                    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3                                    Accounting Terms; Changes in GAAP.

(a)                                 All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements of the Borrower delivered to the Administrative Agent for the fiscal year ended December 31, 2014 other than such changes that have been disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Administrative Agent under Section 5.2.

(b)                                 Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the financial statements referred to in Section 4.4 other than such changes have been disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Administrative Agent under Section 5.2.

(c)                                  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.4                                    Types of Advances. Advances are distinguished by “Type”. The “Type” of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.

Section 1.5                                    Miscellaneous. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein). The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

ARTICLE 2

CREDIT FACILITIES

Section 2.1                                    Commitment for Advances.

(a)                                 Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day during the Availability Period in an amount for each Lender not to exceed such Lender’s Unused Commitment Amount. Each Borrowing shall, (A) if comprised of Base Rate Advances, be in an aggregate amount not less than $1,000,000 and in integral multiples of $100,000 in excess thereof, (B) if comprised of Eurodollar Advances, be in an aggregate amount not less than $1,000,000 and in integral multiples of $100,000 in excess thereof, and (C) in each case shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, and subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay pursuant to Section 2.5, and reborrow under this Section 2.1.

(b)                                 Notes. The indebtedness of the Borrower to each Lender resulting from Advances owing to such Lender shall be evidenced by a Note payable to such Lender or its registered assigns.

(c)                                  Reduction of the Commitments. The Borrower shall have the right, upon at least two Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce in part the unused portion of the Commitments; provided that each partial reduction shall be in a minimum amount of $3,000,000 and in integral multiples of $1,000,000 in excess thereof. Any reduction or termination of the Commitments pursuant to this Section 2.1(c) shall be applied ratably to each Lender’s Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments, and the applicable Commitment Fees shall thereafter be computed on the basis of the Commitments, as so reduced.

Section 2.2                                    Borrowing Base.

(a)                                 Borrowing Base. The Borrowing Base in effect as of the First Amendment Effective Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $65,000,000. Such initial Borrowing Base shall remain in effect until the next redetermination or reduction made pursuant to this Section 2.2. The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.2(f) and is subject to periodic redetermination pursuant to Sections 2.2(b), 2.2(c) and 2.2(e) and reductions pursuant to Section 2.2(g).

(b)                                 Semi-Annual Redeterminations.

The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.2(b) (a “Semi-Annual Redetermination”). Each Semi-Annual Redetermination shall be effectuated as follows:

(i)                                     The Borrower shall deliver to the Administrative Agent, on or before each September 1, beginning September 1, 2015, an Internal Engineering Report dated effective as of the immediately preceding July 1 (or dated effective as of such later date reasonably acceptable to the Administrative Agent), prepared in accordance with the procedures in the Independent Engineering Report effective as of the immediately preceding January 1 (or dated effective as of such later date agreed to by the Administrative Agent pursuant to Section 2.2(b)(ii)) and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly, and in any event within 15 days after the Administrative Agent and the Lenders’ receipt of such Internal Engineering Report and other information, deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”). After having received notice of such proposal, the Lenders shall have 15 days to agree or disagree in writing with the Proposed Borrowing Base. If at the end of the 15 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If at the end of such 15 days, the Required Lenders (or all of the Lenders if the Borrowing Base is to be increased) have approved the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the redetermined Borrowing Base, effective on or about October 1 of each year. To the extent that within such 15 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders, in the case of an increase in the Borrowing Base, or the Required Lenders, in the case of a decrease or maintenance of the Borrowing Base, and such amount shall become the new Borrowing Base, effective on or about October 1 of each year. After a redetermined Borrowing Base is approved by the Required Lenders or all of the Lenders, as applicable, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base.

(ii)                                  The Borrower shall deliver to the Administrative Agent, on or before each March 1, beginning March 1, 2016, an Independent Engineering Report dated effective as of the immediately preceding January 1 (or dated effective as of such later date reasonably acceptable to the Administrative Agent) and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly, and in any event within 15 days after the Administrative Agent and the Lenders’ receipt of such Independent Engineering Report and other information, deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”). After having received notice of such proposal, the Lenders shall have 15 days to agree or disagree in writing with the Proposed Borrowing Base. If at the end of the 15 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If at the end of such 15 days, the Required Lenders (or all of the Lenders if the Borrowing Base is to be increased) have approved the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the redetermined Borrowing Base, effective on or about April 1 of each year. To the extent that within such 15 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the

Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders, in the case of an increase in the Borrowing Base, or the Required Lenders, in the case of a decrease or maintenance of the Borrowing Base, and such amount shall become the new Borrowing Base, effective on or about April 1 of each year. After a redetermined Borrowing Base is approved by the Required Lenders or all of the Lenders, as applicable, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base.

(iii)                               In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) and (ii) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time-to-time thereafter in their sole discretion, with notice of such redetermination promptly provided to the Borrower in writing. Upon receipt by the Administrative Agent of the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, the Administrative Agent and the Lenders shall redetermine the Borrowing Base as otherwise specified in this Section 2.2.

(iv)                              Each delivery of an Engineering Report by the Borrower to the Administrative Agent and the Lenders shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that, unless otherwise disclosed to the Administrative Agent prior to or at the time of the delivery of such Engineering Report, (A) the Credit Parties, own the Oil and Gas Properties specified therein free and clear of any Liens (except Permitted Liens), (B) on and as of the date of such Engineering Report each Oil and Gas Property identified as PDP Reserves therein was developed for oil and gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells (“Wells”), were each producing oil and/or gas in paying quantities, except for Wells that were utilized as water or gas injection wells, carbon dioxide wells or as water disposal wells (each as noted in such Engineering Report), (C) the descriptions of quantum and nature of the record title interests of the Credit Parties, set forth in such Engineering Report include the entire record title interests of the Credit Parties in such Oil and Gas Properties, are complete and accurate in all respects, and take into account all Permitted Liens, (D) there are no “back-in”, “reversionary” or “carried” interests held by third parties which could reduce the interests of the Credit Parties in such Oil and Gas Properties except as set forth in, or otherwise accounted for in, the Engineering Report, (E) no operating or other agreement to which any Credit Party is a party or by which any Credit Party is bound affecting any part of such Oil and Gas Properties requires any Credit Party to bear any of the costs relating to such Oil and Gas Properties greater than the record title interest of any Credit Party in such portion of such Oil and Gas Properties as set forth in such Engineering Report, except in the event any Credit Party is obligated under an operating agreement to assume a portion of a defaulting party’s share of costs, and (F) the Credit Parties’ ownership of the Hydrocarbons and the undivided interests in the Oil and Gas Properties as specified in such Engineering Report (i) will, after giving full effect to all Permitted Liens, afford the Credit Parties not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest in such Engineering Report and (ii) will cause the Credit Parties to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest in such Engineering Report, of the costs of drilling, developing and operating the wells identified in such Engineering Report or identified in the exhibits to the Mortgages encumbering such Oil and Gas Properties (except for any increases in working interest with a corresponding increase in the net revenue interest in such Oil and Gas Property).

(c)                                  Quarterly Redeterminations.

(i)                                     In addition to the Semi-Annual Redeterminations, the Borrower may elect to cause the Borrowing Base to be redetermined between Semi-Annual Redeterminations (a “Quarterly Redetermination”) in accordance with this Section 2.2(c), provided, that the Borrower shall request such Quarterly Redetermination by notifying the Administrative Agent and the Lenders concurrent with the delivery of the applicable Engineering Report in connection with the Semi-Annual Redetermination immediately preceding the applicable Quarterly Redetermination that it requests a Quarterly Redetermination be conducted prior to the next Semi-Annual Redetermination. Each such Quarterly Redetermination and Semi-Annual Redetermination shall be referred to herein as a (“Scheduled Redetermination).

(ii)                                  Each requested January 1 Quarterly Redetermination shall be effectuated as follows. The Borrower shall deliver to the Administrative Agent on or before the applicable December 1, an Internal Engineering Report effective as of a date that is no later than October 1 (or dated effective as of such later date reasonably acceptable to the Administrative Agent), prepared in accordance with the procedures in the Independent Engineering Report effective as of the immediately preceding January 1 and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly, and in any event within 15 days after the Administrative Agent and the Lenders’ receipt of such Internal Engineering Report and other information, deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”). After having received notice of such proposal, the Lenders shall have 15 days to agree or disagree in writing with the Proposed Borrowing Base. If at the end of the 15 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If at the end of such 15 days, the Required Lenders (or all of the Lenders if the Borrowing Base is to be increased) have approved the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the redetermined Borrowing Base, effective on or about January 1. To the extent that within such 15 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders, in the case of an increase in the Borrowing Base, or the Required Lenders, in the case of a decrease or maintenance of the Borrowing Base, and such amount shall become the new Borrowing Base, effective on or about January 1. After a redetermined Borrowing Base is approved by the Required

Lenders or all of the Lenders, as applicable, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base.

(iii)                               Each requested July 1 Quarterly Redetermination shall be effectuated as follows. The Borrower shall deliver to the Administrative Agent on or before the applicable June 1, an Internal Engineering Report effective as of a date that is no later than April 1 (or dated effective as of such later date reasonably acceptable to the Administrative Agent), prepared in accordance with the procedures in the Independent Engineering Report effective as of the immediately preceding January 1 (or dated effective as of such later date agreed to by the Administrative Agent pursuant to Section 2.2(b)(ii)) and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly, and in any event within 15 days after the Administrative Agent and the Lenders’ receipt of such Internal Engineering Report and other information, deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”). After having received notice of such proposal, the Lenders shall have 15 days to agree or disagree in writing with the Proposed Borrowing Base. If at the end of the 15 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If at the end of such 15 days, the Required Lenders (or all of the Lenders if the Borrowing Base is to be increased) have approved the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the redetermined Borrowing Base, effective on or about July 1. To the extent that within such 15 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders, in the case of an increase in the Borrowing Base, or the Required Lenders, in the case of a decrease or maintenance of the Borrowing Base, and such amount shall become the new Borrowing Base, effective on or about July 1. After a redetermined Borrowing Base is approved by the Required Lenders or all of the Lenders, as applicable, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base.

(iv)                              In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Internal Engineering Report or other information specified in clauses (ii) and (iii) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time-to-time thereafter in their sole discretion, with notice of such redetermination promptly provided to the Borrower in writing. Upon receipt by the Administrative Agent of the Internal Engineering Report, or other information, as applicable, the Administrative Agent and the Lenders shall redetermine the Borrowing Base as otherwise specified in this Section 2.2.

(v)                                 Each delivery of an Engineering Report by the Borrower to the Administrative Agent and the Lenders shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that, unless otherwise disclosed to the Administrative Agent prior to or at the time of the delivery of such

Engineering Report, (A) the Credit Parties, own the Oil and Gas Properties specified therein free and clear of any Liens (except Permitted Liens), (B) on and as of the date of such Engineering Report each Oil and Gas Property identified as PDP Reserves therein was developed for oil and gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells, were each producing oil and/or gas in paying quantities, except for Wells that were utilized as water or gas injection wells, carbon dioxide wells or as water disposal wells (each as noted in such Engineering Report), (C) the descriptions of quantum and nature of the record title interests of the Credit Parties, set forth in such Engineering Report include the entire record title interests of the Credit Parties in such Oil and Gas Properties, are complete and accurate in all respects, and take into account all Permitted Liens, (D) there are no “back-in”, “reversionary” or “carried” interests held by third parties which could reduce the interests of the Credit Parties in such Oil and Gas Properties except as set forth in, or otherwise accounted for in, the Engineering Report, (E) no operating or other agreement to which any Credit Party is a party or by which any Credit Party is bound affecting any part of such Oil and Gas Properties requires any Credit Party to bear any of the costs relating to such Oil and Gas Properties greater than the record title interest of any Credit Party in such portion of such Oil and Gas Properties as set forth in such Engineering Report, except in the event any Credit Party is obligated under an operating agreement to assume a portion of a defaulting party’s share of costs, and (F) the Credit Parties’ ownership of the Hydrocarbons and the undivided interests in the Oil and Gas Properties as specified in such Engineering Report (i) will, after giving full effect to all Permitted Liens, afford the Credit Parties not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest in such Engineering Report and (ii) will cause the Credit Parties to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest in such Engineering Report, of the costs of drilling, developing and operating the wells identified in such Engineering Report or identified in the exhibits to the Mortgages encumbering such Oil and Gas Properties (except for any increases in working interest with a corresponding increase in the net revenue interest in such Oil and Gas Property).

(d)                                 [Reserved].

(e)                                  Interim Redetermination. In addition to the Scheduled Redeterminations, (i) based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.2(f)), the Administrative Agent may, and shall at the request of the Required Lenders, make one additional redetermination of the Borrowing Base during the period between any two Semi-Annual Redeterminations, and (ii) based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.2(f)), the Administrative Agent shall at the request of the Borrower, make one additional redetermination of the Borrowing Base during the period between any two Semi-Annual Redeterminations. For the avoidance of doubt, such additional redeterminations of the Borrowing Base shall not constitute nor be construed as a consent to any transaction or proposed transaction that would not be permitted under the terms of this Agreement. The party requesting the redetermination under this paragraph (e) shall give the other party at least 10 days’ prior written notice that a redetermination of the Borrowing Base pursuant to this paragraph (e) is to be performed;

provided that, no such prior written notice shall be required for any redetermination made by the Lenders during the existence of an Event of Default. In connection with any redetermination of the Borrowing Base under this Section 2.2(e), the Borrower shall provide the Administrative Agent and the Lenders with an Internal Engineering Report prepared in accordance with the procedures used in the immediately preceding Independent Engineering Report or an Independent Engineering Report dated effective as of a date no more than 30 days prior to the redetermination, and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.2(e) and the amount of the Borrowing Base as so redetermined.

(f)                                   Standards for Redetermination. Each redetermination of the Borrowing Base by the Administrative Agent and the Lenders pursuant to this Section 2.2 shall be made (i) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.2(f), (ii) in accordance with the Administrative Agent’s and the Lenders’ customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agent and the Lenders relating to the Proven Reserves of the Credit Parties, and (iv) based upon the estimated value of the Proven Reserves owned by the Credit Parties as determined by the Administrative Agent and the Lenders. In valuing and redetermining the Borrowing Base, the Administrative Agent and the Lenders may also consider the business, financial condition, and Debt obligations of the Credit Parties and such other factors as the Administrative Agent and the Lenders customarily deem appropriate, including without limitation, commodity price assumptions, projections of production, operating expenses, general and administrative expenses, capital costs, working capital requirements, liquidity evaluations, dividend payments, environmental costs, and legal costs. In that regard, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agent and the Lenders. No Proven Reserves shall be included in the Borrowing Base unless the Administrative Agent shall have received (or the Administrative Agent shall have otherwise agreed on the timing of the delivery of), at the Borrower’s expense, (A) evidence of title reasonably satisfactory in form and substance to the Administrative Agent covering at least 80% (by PV10) of the Proven Reserves as evaluated in the most recently delivered Engineering Report, and (B) Mortgages and such other Security Documents requested by the Administrative Agent to the extent necessary to cause the Administrative Agent to have an Acceptable Security Interest in at least 90% (by PV10) of the Proven Reserves as evaluated in the most recently delivered Engineering Report and in at least 90% (by PV10) of the PDP Reserves as evaluated in the most recently delivered Engineering Report. At all times after the Administrative Agent has given the Borrower notification of a redetermination of the Borrowing Base under this Section 2.2, the Borrowing Base shall be equal to the redetermined amount or such lesser amount designated by the Borrower and disclosed in writing to the Administrative Agent and the Lenders until the Borrowing Base is subsequently redetermined or reduced in accordance with this Section 2.2; provided that the Borrower shall not request that the Borrowing Base be reduced to a level that would result in a Borrowing Base Deficiency. Notwithstanding anything herein to the contrary, (x) to the extent the redetermined

Borrowing Base is less than or equal to the Borrowing Base in effect prior to such redetermination, such redetermined Borrowing Base must be approved by the Administrative Agent and the Required Lenders, and (y) to the extent the redetermined Borrowing Base is greater than the Borrowing Base in effect prior to such redetermination (such redetermined Borrowing Base must be approved by the Administrative Agent and all of the Lenders. If, however, the Administrative Agent and the Lenders or the Required Lenders, as applicable, have not approved the Borrowing Base in accordance with the preceding sentence, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to the number of Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.2 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base.

(g)                                  Reductions to Borrowing Base. If the sum of (i) the aggregate BB Value of Oil and Gas Properties as determined by the Administrative Agent subject to Asset Sales consummated since the immediately preceding redetermination of the Borrowing Base plus (ii) the aggregate BB Value of Hedging Arrangements which have been the subject of a Hedge Event since the immediately preceding redetermination of the Borrowing Base (the sum of clauses (i) and (ii) being the “BB Threshold Amount”) exceeds 5% of the most recently redetermined Borrowing Base, then, upon the consummation of any such Asset Sale or such Hedge Event, after which the BB Threshold Amount exceeds 5% of the most recently redetermined Borrowing Base, the Borrowing Base shall be reduced, effective immediately upon such disposition or Hedge Event by an amount equal to the BB Value of the Oil and Gas Properties subject of such Asset Sale or the BB Value of the Hedging Arrangements subject to of such Hedge Event, as applicable.

Section 2.3                                    Letters of Credit.

(a)                                 Commitment for Letters of Credit. Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, from time to time on any Business Day during the Availability Period, to issue, increase or extend the expiration date of, Letters of Credit for the account of any Credit Party, provided that no Letter of Credit will be issued, increased, or extended:

(i)                                     if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) the Letter of Credit Maximum Amount and (B) an amount equal to (1) the lesser of the Borrowing Base and the aggregate Commitments, in either case, in effect at such time minus (2) the sum of the aggregate outstanding amount of all Advances;

(ii)                                  unless such Letter of Credit has an expiration date not later than the earlier of (A) one year after its issuance or extension and (B) five Business Days prior to the Maturity Date (an “Acceptable Letter of Credit Maturity Date”); provided that, (1) if the Commitments are terminated in whole pursuant to Section 2.1(c), the Borrower shall either (A) deposit into the Cash Collateral Account cash in an amount equal to 103% of the Letter of Credit Exposure for the Letters of Credit which have an expiry date beyond the date the Commitments are terminated or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender

in an amount equal to 103% of the Letter of Credit Exposure, and (2) any such Letter of Credit with a one-year tenor may expressly provide for an automatic extension of one additional year so long as such Letter of Credit expressly allows the Issuing Lender, at its sole discretion, to elect not to provide such extension; provided that, in any event, such automatic extension may not result in an expiration date that occurs after the fifth Business Day prior to the Maturity Date;

(iii)                               unless such Letter of Credit (A) is a standby letter of credit and (B) does not support the repayment of indebtedness for borrowed money of any Person;

(iv)                              unless such Letter of Credit is in form and substance acceptable to the Issuing Lender in its sole discretion;

(v)                                 unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application; provided that, if the terms of any Letter of Credit Application conflicts with the terms of this Agreement, the terms of this Agreement shall control;

(vi)                              unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender;

(vii)                           if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, increasing or extending such Letter of Credit, or any Legal Requirement applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, increase or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(viii)                        if the issuance, increase or extension of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(ix)                              if Letter of Credit is to be denominated in a currency other than Dollars;

(x)                                 if any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(xi)                              if such Letter of Credit supports the obligations of any Person in respect of (x) a lease of real property, or (y) an employment contract, in each case, if the Issuing Lender reasonably determines that the Borrower’s obligation to reimburse any draws under such Letter of Credit may be limited.

(b)                                 Requesting Letters of Credit. Each Letter of Credit shall be issued pursuant to a Letter of Credit Application given by the Borrower to the Administrative Agent and the Issuing Lender by facsimile, electronic mail or other writing not later than 10:00 a.m. (Denver, Colorado time) on the third Business Day before the proposed date of issuance for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the Borrower. Subject to the terms and conditions hereof, the Issuing Lender shall before 1:00 p.m. (Denver, Colorado time) on the requested issuance date set forth in the Letter of Credit Application issue such Letter of Credit to the beneficiary of such Letter of Credit.

(c)                                  Reimbursements for Letters of Credit; Funding of Participations.

(i)                                     With respect to any Letter of Credit, in accordance with the related Letter of Credit Application, the Borrower agrees to pay on demand to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Letter of Credit. Upon the Issuing Lender’s demand for payment under the terms of a Letter of Credit Application, the Borrower may, with a written notice, request that the Borrower’s obligations to the Issuing Lender thereunder be satisfied with the proceeds of an Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Advances). If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement or the Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such an Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as an Advance to the Borrower. The Administrative Agent and each Lender may record and otherwise treat the making of such Borrowings as the making of a Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.3(c) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Letter of Credit Application.

(ii)                                  Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested an Advance pursuant to Section 2.4 and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Pro Rata Share of the amount of such Advance not later than 1:00 p.m. (Denver, Colorado time) on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made an Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(iii)                               If any such Lender shall not have so made its Advance available to the Administrative Agent pursuant to this Section 2.3, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Advance pursuant to this Section 2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by any Credit Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d)                                 Participations. Upon the date of the issuance or increase of a Letter of Credit, the Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall promptly notify each such participant Lender by facsimile, telephone, or electronic mail (PDF) of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(e)                                  Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i)                                     any lack of validity or enforceability of any Letter of Credit Documents;

(ii)                                  any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(iii)                               the existence of any claim, set-off, defense or other right which any Credit Party may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(iv)                              any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (g);

(v)                                 payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(vi)                              any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(f)                                   Prepayments of Letters of Credit. In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the Acceptable Letter of Credit Maturity Date, the Borrower shall pay to the Administrative Agent an amount equal to 103% of the Letter of Credit Exposure allocable to such Letter of Credit, such amount to be due and payable on the Acceptable Letter of Credit Maturity Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (h) below.

(g)                                  Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(i)                                     the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii)                                  the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(iii)                               payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv)                              any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender’s willful misconduct or gross negligence (as determined in a final, non-appealable judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h)                                 Cash Collateral Account.

(i)                                     If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.5(c), 2.5(g), 2.16, 7.2(b) or 7.3(b) or any other provision under this Agreement, then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations.

(ii)                                  Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Secured Obligations or (B) apply such surplus funds to any Secured Obligations in any manner directed by the Required Lenders. If no Default exists, the Administrative Agent shall release any surplus funds held in the Cash Collateral Account above the Letter of Credit Exposure to the Borrower at the Borrower’s written request.

(iii)                               Funds held in the Cash Collateral Account may be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no obligation to make any investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(i)                                     Letters of Credit Issued for Guarantors or any Subsidiary. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor, the Borrower or any Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

Section 2.4                                    Advances.

(a)                                 Notice. Each Borrowing, shall be made pursuant to the applicable Notice of Borrowing given by Borrower to Administrative Agent not later than (i) 10:00 a.m. (Denver, Colorado time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Advance or (ii) 10:00 a.m. (Denver, Colorado time) on the Business Day of the proposed Borrowing in the case of a Base Rate Advance. The Administrative Agent shall give to each Lender prompt notice of such proposed Borrowing, by facsimile, telex or electronic mail. Each Notice of Borrowing shall be by facsimile or telex or electronic mail, confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile or electronic mail), specifying (i) the requested date of such Borrowing (which shall be a Business Day), (ii) the requested Type of Advances comprising such Borrowing, (iii) the aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Advances, the requested Interest Period for each such Advance; provided that, and all Borrowings to be made on the Closing Date shall consist of either (A) only Base Rate Advances which may, subject to the terms of this Agreement, be thereafter Converted into Eurodollar Advances or (B) Eurodollar Advances so long as the Borrower executes a letter concurrently with making the request for such Eurodollar Advance in form and substance satisfactory to the Administrative Agent indemnifying the Administrative Agent and the Lenders for any loss, cost or expense incurred due to the Borrower’s failure to borrow such Eurodollar Advance on the date or in the amount notified by the Borrower and other losses, costs and expenses comparable to those addressed in Section 2.10. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.8(b). Each Lender shall, before 11:00 a.m. (Denver, Colorado time) on the date of such Borrowing, make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Pro Rata Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(b)                                 Conversions and Continuations. In order to elect to Convert or continue an Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Continuation or Conversion to the Administrative Agent at the Administrative Agent’s office no later than 10:00 a.m. (Denver, Colorado time) (i) at least one Business Day in advance of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a

Conversion to, or a continuation of, a Eurodollar Advance. Each such Notice of Conversion or Continuation shall be in writing or by telex, electronic mail or facsimile confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile or electronic mail), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount and Type of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period. Promptly after receipt of a Notice of Continuation or Conversion under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Lender of the applicable interest rate under Section 2.8(b). The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.

(c)                                  Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:

(i)                                     at no time shall there be more than twenty (20) Interest Periods applicable to outstanding Eurodollar Advances;

(ii)                                  if the Majority Lenders require, the Borrower may not select Eurodollar Advances for any Borrowing at any time when an Event of Default has occurred and is continuing;

(iii)                               if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make Eurodollar Advances or to fund or maintain Eurodollar Advances, (A) the obligation of such Lender to make such Eurodollar Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender’s portion of such requested Borrowing or any subsequent Borrowing of Eurodollar Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;

(iv)                              if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

(v)                                 if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

(vi)                              if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Convert into Base Rate Advances.

(d)                                 Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its deemed request for borrowing made under Section 2.3(c), shall be irrevocable and binding on the Borrower.

(e)                                  Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s applicable Pro Rata Share of any Borrowing, the Administrative Agent may assume that such Lender has made its applicable Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.4(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its applicable Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the Federal Funds Rate for such day and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

Section 2.5                                    Prepayments.

(a)                                 Right to Prepay; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.5 and all notices given pursuant to this Section 2.5 shall be irrevocable (unless the notice is conditioned on a refinancing, Change of Control, asset sale or transaction of a similar nature, in which case such notice may be revoked on or prior to such date, it being understood that the Borrower shall remain obligated to pay amounts, if any, owing pursuant to Section 2.10 notwithstanding such permitted revocation) and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.5 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part other than Advances owing to a Defaulting Lender as provided in Section 2.16.

(b)                                 Optional. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.10 and after giving by 10:00 a.m. (Denver, Colorado time) (i) in the case of Eurodollar Advances, at least three Business Days’ or (ii) in case of Base Rate Advances, one Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date; provided that (A) each optional partial prepayment of Eurodollar Advances shall be in a minimum amount not less than $1,000,000 and in multiple integrals of $100,000 in excess thereof and (B) each optional partial prepayment of Base Rate Advances shall be in a minimum amount not less than $1,000,000 and in multiple integrals of $100,000 in excess thereof.

(c)                                  Borrowing Base Deficiency.

(i)                                     Other than as provided in clause (ii) or clause (iii) below, if a Borrowing Base Deficiency exists (including as a result of a reduction of the Borrowing Base resulting from a Borrowing Base redetermination made under Section 5.12), the Borrower shall, after receipt of written notice from the Administrative Agent regarding such deficiency, (x) provide written notice to the Administrative Agent within 30 days of the date such deficiency notice is received by the Borrower from the Administrative Agent, identifying which of the following actions the Borrower shall take (and in the case of option (D), below, identifying the allocation between options (A), (B) and (C)), and (y) proceed to take such actions (and the failure of the Borrower to provide such notice or take such actions within the time periods specified to remedy such Borrowing Base Deficiency shall constitute an Event of Default):

(A)                               prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;

(B)                               pledge as Collateral for the Obligations additional Oil and Gas Properties acceptable to the Administrative Agent and each of the Lenders such that the Borrowing Base Deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;

(C)                               repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, each in five monthly installments equal to one-fifth of such Borrowing Base Deficiency with the first such installment due 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and each following installment due 30 days after the preceding installment; or

(D)                               combine the options provided in clause (A), clause (B) or clause (C) above, to make such prepayment or deposit and deliver such additional Collateral within the time required under clause (A), clause (B) or clause (C) above.

(ii)                                  If, during the existence of a Borrowing Base Deficiency, any Credit Party (or the Administrative Agent as loss payee or assignee) receives Extraordinary Receipts, whether as one payment or a series of payments, then the Borrower shall, within three Business Days after receipt of such proceeds, prepay the Borrowings and provide cash collateral for the Letter of Credit Exposure, in an aggregate amount equal to the lesser of (i) such Borrowing Base Deficiency and (ii) 100% of such proceeds. The amount paid pursuant to this Section 2.5(c)(ii) shall be applied to reduce the amounts required to be prepaid pursuant to Section 2.5(c)(i) pro rata or, if applicable, to reduce the amount of additional Collateral that needs to be pledged pursuant to Section 2.5(c)(i)(B) or (D).

(iii)                               Upon each reduction of the Borrowing Base, if any, resulting from a Borrowing Base reduction made under Section 2.2(g), if a Borrowing Base Deficiency exists, then the Borrower shall no later than one Business Day after the closing of the Hedge Event or Asset Sale, as applicable, prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to (A) such portion of the Borrowing Base Deficiency resulting from such reduction plus (B) if a Borrowing Base Deficiency exists prior to such reduction, then an amount equal to the lesser of (i) the net cash proceeds of the transaction that triggered such Borrowing Base reduction and (ii) such portion of the Borrowing Base Deficiency in existence immediately prior to such reduction. To the extent that a Borrowing Base Deficiency exists prior to such reduction, then any amount prepaid pursuant to this Section 2.5(c)(iii) shall be applied to reduce the amounts required to be prepaid pursuant to Section 2.5(c)(i) pro rata or, if applicable, to reduce the amount of additional Collateral that needs to be pledged pursuant to Section 2.5(c)(i)(B) or (D).

(iv)                              Each prepayment pursuant to this Section 2.5(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 (other than prepayments made to a Defaulting Lender) as a result of such prepayment being made on such date. Each prepayment under this Section 2.5(c) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion. The failure of the Borrower to provide a notice of its election within the required 30 days as required in clause (i) above shall be deemed to be an election by the Borrower to take the actions provided in clause (i)(A) above.

(d)                                 Reduction of Commitments. On the date of each reduction of the aggregate Commitments pursuant to Section 2.1(c), the Borrower agrees to make a prepayment in respect of the outstanding amount of the Advances to the extent, if any, that the aggregate unpaid principal amount of all Advances plus the Letter of Credit Exposure exceeds the lesser of (A) the aggregate Commitments, as so reduced and (B) the Borrowing Base. Each prepayment pursuant to this Section 2.5(d) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date. Each prepayment under this Section 2.5(d) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

(e)                                  Illegality. If any Lender shall notify the Administrative Agent and the Borrower that any Change in Law makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Advances of such Lender then outstanding hereunder, (i) the Borrower shall, no later than 10:00 a.m. (Denver, Colorado time) / 9:00 a.m. (Los Angeles, California time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance made by such Lender or (B) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances made by such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (ii) such Lender shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Lender, and (iii) the right of the Borrower to select Eurodollar Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender gives notice referred to above shall notify the Administrative Agent that the circumstances causing such suspension no longer exist.

(f)                                   Interest; Costs. Each prepayment pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date.

(g)                                  Excess Cash Prepayments. On either (a) the last Business Day of each calendar week or if a Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing, on any Business Day (such day, whether pursuant to clause (a) or (b), the “Excess Cash Test Day”), if Excess Cash at the end of such Excess Cash Test Day, is greater than $1,000,000, the Borrower shall make a mandatory prepayment in respect of the outstanding amount of the Advances as soon as reasonably practicable but no later than the third Business Day following such Excess Cash Test Day (for the avoidance of doubt, and by way of example, in the event that Excess Cash at the end of the Excess Cash Test Day is $1,000,001, the full $1,000,001 shall be prepaid). Each prepayment under this Section 2.5(g) shall be accompanied, on the date of such prepayment, by a notice from the Borrower to the Administrative Agent specifying (i) the amount of such prepayment, (ii) the Eurodollar Advance(s), if any) that are being prepaid by such prepayment, and (iii) the date of such prepayment, which notice may be delivered electronically. Each prepayment under this Section 2.5(g) shall be applied to the Advances as determined by the Borrower.

Section 2.6                                    Repayment. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Lender the aggregate outstanding principal amount of the Advances on the Maturity Date.

Section 2.7                                    Fees.

(a)                                 Commitment Fees. Subject to Section 2.16, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee equal to the Commitment Fee Rate on the average daily Unused Commitment Amount for such period. Such Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year and on the Maturity Date.

(b)                                 Fees for Letters of Credit. The Borrower agrees to pay the following:

(i)                                     Subject to Section 2.16, to the Administrative Agent for the pro rata benefit of the Lenders a per annum letter of credit fee for each Letter of Credit issued hereunder, for the period such Letter of Credit is to be outstanding, in an amount equal to the greater of (A) the Applicable Margin for Eurodollar Advances per annum on the face amount of such Letter of Credit, and (B) $750 per Letter of Credit. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Maturity Date. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, at the request of the Majority Lenders, all Letter of Credit fees shall accrue at the Default Rate.

(ii)                                  If there are two or more Lenders, to the Issuing Lender, a fronting fee for each Letter of Credit equal to the greater of (A) 0.125% per annum on the face amount of such Letter of Credit and (B) $750. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Maturity Date.

(iii)                               To the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit. Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender’s then current fee policy.

The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its expiration date.

(c)                                  Borrowing Base Upfront Fee. The Borrower agrees to pay the fees as agreed to between the Borrower and the Administrative Agent in connection with any increase in the Borrowing Base.

(d)                                 Administrative Agent Fee. The Borrower agrees to pay the fees to the Administrative Agent as set forth in the Fee Letter.

Section 2.8                                    Interest.

(a)                                 Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period. The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Base Rate Advances on each March 31, June 30, September 30, and December 31, commencing on June 30, 2015, and on the Maturity Date.

(b)                                 Eurodollar Advances. Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Advances for such period. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with Interest Periods of six months or more, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid, and on the Maturity Date.

(c)                                  Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, at the request of the Majority Lenders, all Obligations shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.8(c) and all interest accrued but unpaid on or after the Maturity Date shall be due and payable on demand.

Section 2.9                                    [Reserved]

Section 2.10                             Breakage Costs. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment (including any deemed payment or repayment and any reallocated repayment to Non-Defaulting Lenders provided for in Section 2.12(a), Section 2.14(b), or Section 2.16) of any Advance other than a Base Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); provided that no compensation shall be required hereunder in connection with any prepayment required by Section 2.5(g);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, or continue any Eurodollar Advance on the date or in the amount notified by the Borrower;

(c)                                  any Conversion by the Borrower of any Eurodollar Advance into a Base Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(d)                                 any assignment of an Eurodollar Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.14;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.10, the requesting Lender shall be deemed to have funded the Eurodollar Advances made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Advance by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Advance was in fact so funded.

Section 2.11                             Increased Costs.

(a)                                 Eurodollar Advances. If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate Reserve Percentage) or the Issuing Lender;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Lender, Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such

Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.12                             Payments and Computations.

(a)                                 Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.

(b)                                 Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 10:00 a.m. (Denver, Colorado time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.9, 2.10, 2.11, 2.13, 2.14, and 9.2 and such other provisions herein which expressly provide for payments to a specific Lender, but after taking into account payments effected pursuant to Section 9.1) in accordance with each Lender’s applicable Pro Rata Share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c)                                  Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)                                 Computations. All computations of interest for Base Rate Advances shall be made by the Administrative Agent on the basis of a year of 365/366 days and all computations of all other interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e)                                  Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in Letter of Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

(f)                                   Obligations of Lenders Several. The obligations of the Lenders hereunder to make Advances, to fund participations in Letters of Credit and to make payments pursuant to Section 9.2(b) are several and not joint. The failure of any Lender to make any Advance, to fund any such participation or to make any payment under Section 9.2(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance, to purchase its participation or to make its payment under Section 9.2(b).

Section 2.13                             Taxes.

(a)                                 Defined Terms. For purposes of this Section 2.13, the term “Lender” includes any the Issuing Lender and the term “applicable law” includes FATCA.

(b)                                 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail an explanation thereof delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.7(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.13, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i.)                                  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii.)                               executed originals of IRS Form W-8ECI;

(iii.)                            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable); or

(iv.)                           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;.

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Recipient under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 If the Administrative Agent (including any successor Administrative Agent) is not a U.S. Person, it shall deliver two duly completed copies of the applicable IRS Form W-8.

(i)                                     Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j)                                    Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.14                             Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.13, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.14(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 2.13) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.7;

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in Letter of Credit Exposure, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with applicable Legal Requirements; and

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 2.14 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Assumption required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

Section 2.15                             Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)                                 Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)                                 Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)                                  Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.16 the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

Section 2.16                             Defaulting Lenders.

(a)                                 Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders or Required Lenders, as applicable.

(ii)                                  Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the

Lenders, or the Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, or the Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2  were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Exposure owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Exposure owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.

(A)                               No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                               Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)                               With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate outstanding amount of all Advances of any Non-Defaulting Lender plus the Letter of Credit Exposure of such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)                                 Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.16(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE 3

CONDITIONS OF LENDING

Section 3.1                                    Conditions Precedent to Initial Borrowing. The obligations of each Lender to make the initial Advance and of the Issuing Lender to issue the initial Letters of Credit, shall be subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)                                 Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i)                                     this Agreement and all attached Exhibits and Schedules and the Notes, if requested by the applicable Lenders, payable to each applicable Lender or its registered assigns;

(ii)                                  the Guaranty executed by all Subsidiaries of the Borrower existing on the Closing Date;

(iii)                               the Security Agreement executed by each Credit Party, together with appropriate UCC-1 financing statements, if any, necessary or desirable for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;

(iv)                              the Mortgages encumbering not less than 80% (by PV10) of the Credit Parties’ Proven Reserves described in the initial Independent Engineering Report (but excluding any “buildings” or “structures” as described in Regulation H of the Federal Reserve Board that are not material to the operations of the Oil and Gas Properties comprising such Proven Reserves);

(v)                                 certificates of insurance naming the Administrative Agent as loss payee with respect to property insurance, or additional insured with respect to liability insurance for the insurance required to be carried pursuant to Section 5.3;

(vi)                              a certificate from a Responsible Officer of the Borrower dated as of the Closing Date stating that as of such date (A) all representations and warranties of any Credit Party set forth in this Agreement and in each of the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date, (B) no Default has occurred and is continuing; and (C) all conditions precedent set forth in Sections 3.1(b), (d) and (g) have been met;

(vii)                           a secretary’s certificate from each Credit Party certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, with respect to the Credit Documents to which such Person is a party;

(viii)                        certificates of good standing for each Credit Party in each state in which each such Person is organized or qualified to do business, which certificate shall be (A) dated a date not earlier than 30 days prior to Closing Date or (B) otherwise effective on the Closing Date;

(ix)                              a legal opinion of Latham & Watkins, LLP as outside counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent;

(x)                                 the initial Independent Engineering Report dated no earlier than December 31, 2014, which report shall be acceptable to the Administrative Agent;

(xi)                              the Pledge Agreement executed by the Borrower and the Guarantors, as applicable, together with any pledged stock or membership interest certificates and instruments of transfer in form and substance acceptable to the Administrative Agent and granting the Administrative Agent an Acceptable Security Interest in such Equity Interests;

(xii)                           such other documents, governmental certificates, agreements, lien release, UCC-3 Financing Statements, and lien searches as any Agent or any Lender may reasonably request.

(b)                                 Consents; Authorization; Conflicts. The Credit Parties shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which such Credit Party is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents.

(c)                                  Fee Letter. The Borrower shall have executed and delivered the Fee Letter.

(d)                                 Other Proceedings. No action, suit, investigation or other proceeding (including without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, any other credit agreement, or any transaction contemplated hereby or thereby or (ii) which could reasonably be expected to result in a Material Adverse Change.

(e)                                  Other Reports. The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all environmental reports previously provided to or obtained by the Borrower or any of the other Credit Parties regarding the Borrower’s or its Subsidiaries’ respective Oil and Gas Properties (including all available (i) Phase I Environmental Site Assessment Reports and (ii) Phase II Environmental Site Assessment Reports, if any).

(f)                                   Material Adverse Change. Since December 31, 2014, there shall not have occurred any event, development or circumstance that has or could reasonably be expected to result in a Material Adverse Change.

(g)                                  Solvency. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a senior financial officer or such other officer acceptable to the Administrative Agent of each Credit Party certifying that, before and after giving effect to the initial Borrowings made hereunder on the Closing Date, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

(h)                                 Delivery of Financial Statements. The Administrative Agent shall have received true and correct copies of (i) satisfactory consolidated audited financial statements for the Borrower and its Subsidiaries for the fiscal year ended December 31, 2014, and (ii) satisfactory consolidated unaudited financial statements for the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2015.

(i)                                     Budget. The Administrative Agent shall have received and be reasonably satisfied with the budget of the Credit Parties for 2015.

(j)                                    Credit Investigations. The Administrative Agent shall be reasonably satisfied with the results of its credit investigation on each of the Credit Parties, their principals, and their owners holding, directly or indirectly, at least 25% of the Equity Interests in the Credit Parties.

(k)                                 Title. The Administrative Agent shall have received satisfactory title information and be satisfied in its sole discretion with the title to the Oil and Gas Properties included in the Borrowing Base, and that such Oil and Gas Properties constitute (i) at least 80% of the PV10 of the Proven Reserves of the Borrower and its Subsidiaries evaluated in the initial Independent Engineering Report, and (ii) that the Borrower has good and marketable title to its Oil and Gas Properties, subject to no other liens (other than Permitted Liens).

(l)                                     Reserve Report Certificate. The Administrative Agent shall have received a completed Reserve Report Certificate duly executed by a Responsible Officer of the Borrower, dated as of the Closing Date.

(m)                             USA Patriot Act. The Administrative Agent shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

(n)                                 Capital Structure. The capital and ownership structure and the equityholder arrangements of the Borrower and its Subsidiaries (and all agreements relating thereto) will be reasonably satisfactory to the Administrative Agent.

(o)                                 Due Diligence. The Administrative Agent shall have completed and be satisfied in its sole discretion with the corporate (or other organizational), environmental and financial due diligence of the Credit Parties and its Affiliates. The Administrative Agent shall have reviewed and be satisfied in its sole discretion with the material contracts and agreements of the Credit Parties.

(p)                                 Liens. The Administrative Agent shall have received evidence satisfactory to it that there are no Liens encumbering any of the Credit Parties’ respective Property other than Permitted Liens.

(q)                                 Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Closing Date by Sections 2.7(c) and 9.1 or any other provision of a Credit Document.

Section 3.2                                    Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing), the obligation of each Issuing Lender to issue, increase, renew or extend a Letter of Credit (including the deemed issuance of Letters of Credit) and of any reallocation of Letter of Credit Exposure provided in Section 2.16, shall be subject to the further conditions precedent that on the date of such Borrowing or such issuance, increase, renewal or extension:

(a)                                 Representations and Warranties. As of the date of the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit, the representations and warranties made by any Credit Party or any Responsible Officer of any Credit Party contained in the Credit Documents or in any certificate delivered in connection with this Agreement or any other Credit Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date and each request for the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit and the making of such Advance or the issuance, increase, renewal or extension of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties. Each of: (i) the giving of the applicable Notice of Borrowing or Letter of Credit Application, (ii) the acceptance by the Borrower of the proceeds of such Borrowing, and (iii) the issuance, increase, or extension of such Letter of Credit, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, or extension of such Letter of Credit, as applicable, that the foregoing condition precedent has been met.

(b)                                 Event of Default. As of the date of the making of any Advance, the issuance, increase, renewal or extension of any Letter of Credit, as applicable, no Default or Event of Default shall exist, and the making of such Advance or issuance, increase, renewal or extension of such Letter of Credit would not cause a Default or Event of Default. Each of: (i) the giving of the applicable Notice of Borrowing or Letter of Credit Application, (ii) the acceptance by the Borrower of the proceeds of such Borrowing, and (iii) the issuance, increase, or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, or extension of such Letter of Credit, as applicable, that the foregoing condition precedent has been met.

(c)                                  Borrowing Request. The making of such Advance or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, is conditioned upon the receipt by the Administrative Agent of a Notice of Borrowing or Letter of Credit Application, as applicable.

(d)                                 Law. The making of such Advance or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or any Issuing Lender to violate or exceed, any applicable Legal Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Advance, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Credit Document.

(e)                                  Excess Cash. The Borrower shall certify in each Notice of Borrowing as to (a) the amount of the Excess Cash (after giving pro forma effect to the requested extension of credit and the use of the proceeds of such requested extension of credit to the extent such proceeds are used as of the end of the Business Day on which the extension of credit will be funded) and (b) the Excluded Proceeds, in each case, as of the end of the Business Day on which the requested extension of credit will be funded. The delivery of a Notice of Borrowing shall be a representation by the Borrower that, as of the end of the Business Day on which the requested extension of credit will be funded, there shall not be any Excess Cash nor any Excluded Proceeds.

Section 3.3                                    Determinations Under Sections 3.1 and 3.2. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2 each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowings.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Each Credit Party hereto represents and warrants as follows:

Section 4.1                                    Organization. Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Credit Party is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, each Credit Party’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.

Section 4.2                                    Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the Transactions (a) are within such Credit Party’s powers, (b) except in the case of any Credit Party formed or acquired after the Closing Date that has not yet become party to any Credit Documents pursuant to Section 5.6 or 5.7, have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any articles or certificate of incorporation or bylaws, partnership or limited liability company agreement binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided and other than filings delivered hereunder to perfect Liens created under the Security Documents. At the time of each Advance or the issuance, renewal, extension or increase of each Letter of Credit, such Advance and the use of the proceeds of such Advance or the issuance, renewal, extension or increase of such Letter of Credit are within the Borrower’s limited liability company powers, have been duly authorized by all necessary action and do not contravene (i) the Borrower’s certificate of incorporation, formation or partnership, or its by-laws, partnership agreement or limited liability company agreement, or (ii) any Legal Requirement or any contractual restriction binding on or affecting the Borrower, will not result in or require the creation or imposition of any Lien prohibited by this Agreement, and do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided and other than filings delivered hereunder to perfect Liens created under the Security Documents.

Section 4.3                                    Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

Section 4.4                                    Financial Condition.

(a)                                 The Borrower has delivered to the Administrative Agent audited consolidated financial statements for the Borrower and its Subsidiaries dated as of December 31, 2014 and unaudited consolidated financial statements for the Borrower and its Subsidiaries dated as of March 31, 2015 for the fiscal quarters ended thereon. The financial statements referred to in the preceding sentence fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries on the date thereof and the results of their operations and cash flows for the periods then ended, have been prepared in accordance with GAAP. As of the date of the aforementioned financial statements, there were no material contingent obligations, liabilities for Taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the applicable Persons, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b)                                 Since December 31, 2014, no event or condition has occurred that could reasonably be expected to result in a Material Adverse Change.

(c)                                  As of the date hereof, the Borrower, the Guarantors and their respective Subsidiaries have no Debt other than the Debt listed on Schedule 4.4.

Section 4.5                                    Title; Ownership and Liens; Real Property. Each Credit Party (a) has good and marketable title to all of its Oil and Gas Properties in all material respects, free and clear of all Liens except for Permitted Liens, and (b) has good and indefeasible title to all of its other material Properties, free and clear of all Liens except for Permitted Liens. None of the Property owned by a Credit Party is subject to any Lien except Permitted Liens.

Section 4.6                                    True and Complete Disclosure. All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Borrower and its Subsidiaries and furnished to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby, taken as a whole, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Responsible Officer of any Credit Party on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change. All projections, estimates, budgets, and pro forma financial information furnished by or on behalf of any Credit Party, were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.7                                    Litigation; Compliance with Laws. (a) There are no actions, suits, or proceedings pending or, to any Credit Party’s knowledge, threatened against any Credit Party, at law, in equity, or in admiralty, or by or before any Governmental Authority that could reasonably be expected to result in a Material Adverse Change. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the knowledge of any Credit Party, threatened action or proceeding instituted against any Credit Party which seeks to adjudicate any Credit Party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

(b)                                 The Borrower and its Subsidiaries are in compliance in all material respects with all material statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where such non-compliance could not reasonably be expected to result in a Material Adverse Change.

Section 4.8                                    Compliance with Agreements.

(a)                                 No Credit Party is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. No Credit Party is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which the Borrower or its Subsidiaries is a party, which default is continuing (after giving effect to all cure periods applicable thereto) and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b)                                 No Default has occurred and is continuing.

Section 4.9                                    Pension Plans. (a) All Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred with respect to any Plan, and for plan years after December 31, 2007, no unpaid minimum required contribution exists with respect to any Plan, and there has been no excise tax imposed under Section 4971 of the Code with respect to any Plan, (d) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits, (e) no Credit Party nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability, and (f) as of the most recent valuation date applicable thereto, no Credit Party nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary has received notice that any Multiemployer Plan is insolvent or in reorganization, except in the case of each of clauses (a) through (f) as would not reasonably be expected , individually or in the aggregate, to cause a Material Adverse Change. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Credit Party has any reason to believe that the annual cost during the term of this Agreement to the Borrower or any Subsidiary for post-retirement benefits to be provided to the current and former employees of the Borrower or any Subsidiary under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.10                             Environmental Condition.

(a)                                 Permits, Etc. Each Credit Party (i) has obtained all material Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses; (ii) has at all times been and is in compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change; (iii) has not received written notice of any violation or alleged violation of any Environmental Law or Environmental Permit, which violation or alleged violation could reasonably be expected to result in a Material Adverse Change; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.

(b)                                 Certain Liabilities. To the Credit Parties’ knowledge, none of the present or previously owned or operated Property of any Credit Party or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to result in a material liability to any Credit Party, the Administrative Agent or the any other Secured Parties; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Credit Party, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c)                                  Certain Actions. Without limiting the foregoing, (i) except as could not reasonably be expected to result in a material liability to any Credit Party, the Administrative Agent or the any other Secured Parties all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower, any of its Subsidiaries or any of the Borrower’s or such Subsidiary’s former Subsidiaries on any of their presently or formerly owned or operated Property, and (ii) the present and, to the Credit Parties’ knowledge, future liability, if any, of the Borrower or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

Section 4.11                             Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 4.11. Each Subsidiary of the Borrower (including any such Subsidiary formed or acquired subsequent to the Closing Date) is in compliance with the requirements of Section 5.6.

Section 4.12                             Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.

Section 4.13                             Taxes. Each of the Borrower and each Subsidiary thereof has duly filed or caused to be filed all income, franchise and other material Tax returns required by applicable law to be filed by it, and has paid, caused to be paid or made adequate provision for the payment of all income, franchise and other material Taxes required by applicable law to be paid by it. Proper and accurate amounts have been timely and duly withheld by the Borrower and each of its Subsidiaries from their employees for all periods and timely and duly remitted to the appropriate taxing authorities in compliance respects with withholding provisions of applicable law. Except as listed on Schedule 4.13, each of the Borrower and each Subsidiary thereof has been treated as a partnership for U.S. federal, and all applicable state and local income tax purposes since the formation thereof. Neither Borrower nor any of its Subsidiaries has any current or contingent liability with respect to Taxes of any other person under any contract, as a successor or transferee, by operation of applicable law or otherwise.

Section 4.14                             Permits, Licenses, etc. Each Credit Party possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business, except where the failure to so possess could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.14 does not apply with respect to Environmental Permits.

Section 4.15                             Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X. The Borrower will not request any Borrowing or the issuance, increase or extension of any Letter of Credit, and the Borrower shall not use, and shall cause its Subsidiaries and its or their respective directors, officers, employees and agents to not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 4.16                             Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of Credit Parties, are in good working order and condition, normal wear and tear excepted and except as caused by a Casualty Event. Neither the business nor the Oil and Gas Properties or material Properties of the Credit Parties has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of such Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy (whether or not covered by insurance) that could reasonably be expected to cause a Material Adverse Change. The Credit Parties own no real property (other than Oil and Gas Properties) which either (x) is material to the operations of the Credit Parties or (y) has a fair market value in excess of $1,000,000, except as (a) is set forth on Schedule 4.16, (b) is disclosed on a schedule to a Compliance Certificate delivered pursuant to Section 5.2(f), or (c) has been acquired since the delivery of the previous Compliance Certificate.

Section 4.17                             Insurance. Each of the Credit Parties carries insurance (which may be carried by the Borrower on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses.

Section 4.18                             Security Interest. Each Credit Party has authorized the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents to the extent such Lien may be perfected by the filing of such financing statements. When such financing statements are filed in the offices noted therein, the Administrative Agent will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements.

Section 4.19                             Anti-Corruption Laws and Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, its officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 4.20                             Solvency. Immediately before and after giving effect to the making of each Advance and the issuance, increase, or amendment of each Letter of Credit, the Borrower and its consolidated Subsidiaries are, when taken as a whole, Solvent.

Section 4.21                             Gas Contracts. No Credit Party, as of the date hereof or as disclosed to the Administrative Agent in writing, (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver Hydrocarbons produced from or allocated to any of the Borrower’s and its Subsidiaries’ Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery or (b) except as has been disclosed to the Administrative Agent, has produced gas, in any material amount, subject to balancing rights of third parties or subject to balancing duties under Legal Requirements.

Section 4.22                             Liens, Leases, Etc. None of the Property of any Credit Party is subject to any Lien other than Permitted Liens. On the date of this Agreement, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and perfect the Liens provided for in the Security Documents will have been made, obtained and taken in all relevant jurisdictions other than filings delivered hereunder to perfect Liens created under the Security Documents. Except as permitted under Section 6.5, neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Documents), or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to secure the Secured Obligations against their respective Properties.

Section 4.23                             Hedging Agreements. Schedule 4.23 sets forth, as of the First Amendment Effective Date and the date on which an updated Schedule 4.23 is delivered in accordance with Section 5.2(c)(iv), a true and complete list of all Hedging Arrangements of the Credit Parties (and the documents evidencing such Hedging Arrangements), the material terms thereof (including the type, effective date, and notional amounts or volumes on a monthly basis), all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

Section 4.24                             Material Agreements. Schedule 4.24 sets forth a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments (other than the agreements set forth in Schedule 4.23) in existence on the Closing Date providing for, evidencing, securing or otherwise relating to any Debt of the Credit Parties in excess of $250,000 individually or in the aggregate, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 4.24 hereto is a complete and correct list, of all material agreements and other instruments in existence as of the Closing Date of the Borrower and its Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons and which either (a) has a term longer than 6 months or (b) provides for liabilities of the Credit Parties in excess of $500,000. As of the Closing Date, the Borrower has heretofore delivered to the Administrative Agent a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto.

Section 4.25                             EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

Section 4.26                             Excess Cash. On the First Amendment Effective Date, there is no Excess Cash or Excluded Proceeds.

ARTICLE 5
AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid (other than contingent indemnification and expense reimbursement obligations not then due), any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure (unless Cash Collateralized or other arrangements satisfactory to the Issuing Lender have been made with respect thereto), each Credit Party agrees to comply with the following covenants.

Section 5.1                                    Organization. Each Credit Party shall, and shall cause each of its respective Subsidiaries to (a) preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and (b) qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.

Section 5.2                                    Reporting.

(a)                                 Annual Financial Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2015), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidated statements to be certified by the chief executive officer or chief financial officer of the Borrower, to the effect that (i) such statements fairly present, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, and (ii) there were no material contingent obligations, liabilities for Taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower and its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP;

(b)                                 Quarterly Financials. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending June 30, 2015), consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholder’s equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer or the chief financial officer of the Borrower as (i) fairly presenting, in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) showing that there were no material contingent obligations, liabilities for Taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower and its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

Documents required to be delivered pursuant to Section 5.2(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon request, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and, upon request, each Lender (by telecopier or electronic mail) of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

(c)                                  Oil and Gas Reserve Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent:

(i)                                     As soon as available but in any event on or before March 1 of each year an Independent Engineering Report dated effective as of the immediately preceding January 1 (or dated effective as of such later date agreed to by the Administrative Agent pursuant to Section 2.2(b)(ii)) in connection with the Scheduled Redetermination to occur on or about April 1 of such year;

(ii)                                  As soon as available but in any event on or before September 1 of such year an Internal Engineering Report dated effective as of July 1 (or dated effective as of such later date agreed to by the Administrative Agent pursuant to Section 2.2(b)(i)) for the Scheduled Redetermination to occur on or about October 1 of each year, which Internal Engineering Report shall be prepared in accordance with the procedures in the Independent Engineering Report effective as of the prior January 1 (or dated effective as of such later date agreed to by the Administrative Agent pursuant to Section 2.2(b)(ii));

(iii)                               Such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base; and

(iv)                              With the delivery of each Engineering Report, (A) a certificate from a Responsible Officer in substantially the same form as Exhibit L (a “Reserve Report Certificate”) of the Borrower certifying that, to the best of his knowledge and in all material respects: (1) the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct, (2) such other information as the Administrative Agent shall reasonably request, and (3) that the Borrower is in compliance with Section 5.15, and (B) an updated Schedule 4.23 setting forth the information required by Section 4.23 as of the date of delivery of such Engineering Report.

(d)                                 Excess Cash. Upon the request of the Administrative Agent, and on any Excess Cash Test Day on which the Borrower has any Excess Cash, the Borrower shall provide to the Administrative Agent, within one (1) Business Day of any such day, summary and balance statements, in a form reasonably acceptable to the Administrative Agent, for each deposit account, securities account, commodity account or other account in which any Excess Cash is held or to which any Excess Cash is credited, together with a written statement setting forth a reasonably detailed calculation of amounts excluded from the definition of Excess Cash pursuant to the parenthetical set forth in the definition thereof.

(e)                                  Forecasted Production. In the event that the Borrower or any Subsidiary enters into any commodity Hedging Arrangement based upon Forecasted Production rather than upon Proven Reserves to the extent permitted by Section 6.15 hereof, prior to the Borrower or any Subsidiary thereof entering into such commodity Hedging Arrangement, a report certified by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent prepared by the Borrower covering the Forecasted Production for reserves then owned by the Credit Parties, for the period to be hedged (which shall not exceed five years).

(f)                                   Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Section 5.2(a) and (b) above, the Borrower shall provide to the Administrative Agent a duly completed Compliance Certificate signed by the chief executive officer or chief financial officer of the Borrower, commencing with the fiscal quarter ended December 31, 2015.

(g)                                  Business Plan; Annual Budget. Concurrently with the delivery of the financial statements referred to in Section 5.2(a) above, the Borrower shall provide to the Administrative Agent a business and financial plan for the Borrower and its Subsidiaries, including an annual operating, capital and cash flow budget for such fiscal year and detailed on a quarterly basis;

(h)                                 Defaults. The Credit Parties shall provide to the Administrative Agent promptly, but in any event within five Business Days after the occurrence thereof, a notice of each Default or Event of Default known to the Responsible Officer of the Borrower or to any of its Subsidiaries, together with a statement of a Responsible Officer of the Borrower setting forth the details of such Default or Event of Default and the actions which the Credit Parties have taken and proposes to take with respect thereto;

(i)                                     Other Creditors. The Credit Parties shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any default notices given or received by the Borrower or by any of its Subsidiaries pursuant to the terms of any material indenture, loan agreement, credit agreement, or similar agreement;

(j)                                    Litigation. The Credit Parties shall provide to the Administrative Agent promptly after the receipt by a Responsible Officer of a written complaint or official notice from a Governmental Authority (or a Responsible Officer becoming aware of the existence of), and in any event no later than 5 days after such receipt, notice of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any of its Subsidiaries or any of their respective assets that has a claim for damages in excess of $1,000,000 or that could otherwise result in a cost, expense or loss to the Borrower or any of its Subsidiaries in excess of $1,000,000;

(k)                                 Environmental Notices. Promptly upon, and in any event no later than 5 days after, the receipt thereof by a Responsible Officer (or a Responsible Officer becoming aware of the existence of), the Credit Parties shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $1,000,000, (ii) concerning any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability on a Credit Party in excess of $1,000,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $1,000,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien upon, against or in connection with the Borrower, any Subsidiary, or any of their respective former Subsidiaries, or any of their material leased or owned Property, wherever located that are not otherwise Permitted Liens;

(l)                                     Material Adverse Changes. The Credit Parties shall provide to the Administrative Agent prompt written notice, after a Responsible Officer has knowledge thereof, of any event, development or circumstance that has had or would reasonably be expected to give rise to a Material Adverse Change;

(m)                             Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any member of the

Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, the Credit Parties shall provide to the Administrative Agent a statement of an authorized officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto;

(n)                                 Termination of Plans. Promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Credit Parties shall provide to the Administrative Agent copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(o)                                 Other ERISA Notices. Promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any of its Subsidiaries from a Multiemployer Plan sponsor, the Credit Parties shall provide to the Administrative Agent a copy of each notice received by the Borrower or any of its Subsidiaries concerning the imposition or amount of withdrawal liability imposed on the Borrower or any of its Subsidiaries pursuant to Section 4202 of ERISA;

(p)                                 Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by a Credit Party, the Credit Parties shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority;

(q)                                 Management Letters; Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the board of directors or managers (or other applicable governing body) of the Borrower or any Subsidiary of the Borrower, to such letter; and

(r)                                    Flood Disclosures. Promptly following such acquisition or construction thereof, the Credit Parties shall provide written notice to the Administrative Agent of the existence of any “building” or “manufactured (mobile) home” under the Flood Insurance Regulations located on any Property of any Credit Party that is subject to a Mortgage. As used herein, “Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

(s)                                   Other Information. Promptly upon request, the Credit Parties shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Borrower or any Subsidiary, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.

Section 5.3                                    Insurance.

(a)                                 Each Credit Party shall, and shall cause each of its Subsidiaries to, carry and maintain all such other insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and reasonably acceptable to the Administrative Agent and with reputable insurers reasonably acceptable to the Administrative Agent.

(b)                                 (i) from time to time promptly after requested by the Administrative Agent, copies of all policies of insurance, and (ii) on the Closing Date, and on each anniversary of the Closing Date, certificates of insurance, in each case covering the property or business of the Credit Parties, and endorsements and renewals thereof, shall be delivered by Borrower to and retained by the Administrative Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance (other than director and officer liability insurance and workers’ compensation insurance) shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision or the Administrative Agent shall have received an endorsement to the effect that the insurer will endeavor to give at least 30 days’ prior notice of any cancellation to the Administrative Agent (10 days for non-payment of premiums) (or such shorter period as may be accepted by the Administrative Agent).

(c)                                  If at any time the area in which any real property that has a building or mobile home located on it and is encumbered by a Mortgage in favor of the Administrative Agent is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each of its Subsidiaries to, obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(d)                                 Upon the request of the Majority Lenders, notwithstanding Section 2.5(c)(ii) of this Agreement, after the occurrence and during the continuance of an Event of Default, all proceeds of insurance, including any casualty insurance proceeds, property insurance proceeds, proceeds from actions, and any other proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent, to be applied in accordance with Section 7.6 of this Agreement, whether or not the Secured Obligations are then due and payable.

(e)                                  In the event that any insurance proceeds are paid to any Credit Party in violation of clause (d), such Credit Party shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of such Credit Party, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the

Administrative Agent, each of the Borrower and its Subsidiaries shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary or desirable to enable the Administrative Agent to directly collect the proceeds as set forth herein.

Section 5.4                                    Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all federal, state, and local laws and regulations (including Environmental Laws) which are applicable to the operations and Property of any Credit Party and maintain all related permits necessary for the ownership and operation of each Credit Party’s Property and business, except in any case where the failure to so comply or maintain could not reasonably be expected to result in a Material Adverse Change. Without limitation of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary to the conduct of its business, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

Section 5.5                                    Taxes. Each Credit Party shall, and shall cause each of its Subsidiaries to pay and discharge all material Taxes and all material amounts of Taxes imposed on the Borrower or any of its Subsidiaries prior to the date on which penalties attach other than any Tax which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.

Section 5.6                                    New Subsidiaries. The Borrower shall deliver to the Administrative Agent each of the items set forth in Part A of Schedule III attached hereto with respect to each Subsidiary of the Borrower created after the Closing Date and within the time requirements set forth in Schedule III.

Section 5.7                                    Agreement to Pledge; Security. Each Credit Party agrees that at all times, the Administrative Agent shall have an Acceptable Security Interest in the Collateral to the extent required by this Agreement to secure the performance and payment of the Secured Obligations. Each Credit Party shall, and shall cause each other Credit Party to, subject to the time periods set forth on Schedule III hereto and any exceptions or limitations provided for in the Security Documents, grant to the Administrative Agent a Lien in any Property of such Credit Party or such Subsidiary now owned or hereafter acquired (other than Excluded Property or other property not required to be pledged or mortgaged pursuant to the Security Documents) within 30 days after the acquisition thereof (or, in the case of a new Subsidiary that becomes a Credit Party, within the time periods set forth on Schedule III) promptly and to take such actions as may be required under the Security Documents to ensure that the Administrative Agent has an Acceptable Security Interest in such Property; provided that the Credit Parties shall not be required to grant an Acceptable Security Interest in any Oil and Gas Properties to the extent such grant would result in more than 90% by PV10 of all of the Credit Parties’ Proven Reserves and more than 90% by PV10 of all of the Credit Parties’ PDP Reserves, in each case, as evaluated in the most recently delivered Engineering Report herein being pledged as Collateral. Notwithstanding the foregoing, the Borrower shall, and shall cause each Subsidiary to take such actions, including execution and delivery of any Security Documents necessary to create, perfect and maintain an Acceptable Security Interest in favor of the Administrative Agent in 100% of Equity Interests issued by any Subsidiaries which are owned by any Credit Party.

Section 5.8                                    Deposit Accounts.

(a)                                 Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain all deposit accounts with the Administrative Agent, a Lender or an Affiliate of a Lender (provided that if any such account is with a Person who ceases to be the Administrative Agent, a Lender or an Affiliate of a Lender, the Borrower shall have 60 days to move such account to the Administrative Agent, a Lender or an Affiliate of a Lender) and cause such accounts to be subject to Account Control Agreements.

(b)                                 The Borrower shall maintain a deposit account with the Administrative Agent, a Lender or an Affiliate of a Lender (provided that if such account is with a Person who ceases to be the Administrative Agent, a Lender or an Affiliate of a Lender, the Borrower shall have 60 days to move such account to the Administrative Agent, a Lender or an Affiliate of a Lender) subject to an Account Control Agreement, which deposit account shall only be funded with (i) equity contributions, (ii) the proceeds from any Asset Sale (other than proceeds that are required to make prepayments pursuant to Section  2.5(c)(iii) and other than cash proceeds held in a 1031 exchange account)(the proceeds of any asset sale included in such Excluded Account, the “Excluded Proceeds”), (iii) cash or Liquid Investments of the Borrower or any Subsidiary constituting purchase price deposits held in escrow by the Borrower or a Subsidiary pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, and (iv) cash or Liquid Investments transferred to such deposit account on or before the First Amendment Effective Date (such deposit account, the “Excluded Account. The Borrower or any Subsidiary may transfer funds from the Excluded Account to any other deposit account at any time. Notwithstanding anything herein to the contrary, any use or transfer of funds held in the Excluded Account shall be deemed to be a utilization of Excluded Proceeds until no Excluded Proceeds remain in such Excluded Account, and thereafter shall be deemed to be a utilization of the equity contributions and other amounts contained therein.

Section 5.9                                    Records; Inspection. Each Credit Party shall, and shall cause each of its Subsidiaries to maintain proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition. At any reasonable time and from time to time, upon reasonable notice, each Credit Party shall permit the Administrative Agent and shall cause each of its Subsidiaries to permit the Administrative Agent to examine and copy the books and records of such Credit Party or such Subsidiary, to visit and inspect the Property of such Credit Party or such Subsidiary, and to discuss the business operations and Property of such Credit Party or such Subsidiary with the officers and directors thereof; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Credit Parties shall not be responsible for the costs of more than one inspection visit per calendar year.

Section 5.10                             Maintenance of Property. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain their owned, leased, or operated Property material to its business in good condition and repair, normal wear and tear excepted and except as caused by any Casualty Events.

Section 5.11                             Title Evidence and Opinions. The Borrower shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its sole reasonable discretion and shall include information regarding the before payout and after payout ownership interests held by the Borrower and the Borrower’s Subsidiaries, for all wells located on the Oil and Gas Properties, covering at least 80% of the PV10 of the Proven Reserves of the Borrower and its Subsidiaries as evaluated in the most recently delivered Engineering Report; provided, that if the Administrative Agent is not satisfied with such title evidence, that shall not trigger a Default hereunder, but the Borrower shall comply with Section 5.12 below if the Administrative Agent provides a notice thereof to the Borrower in accordance with Section 5.12.

Section 5.12                             Further Assurances; Cure of Title Defects. The Borrower shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Documents, this Agreement and the other Credit Documents. The Borrower hereby authorizes the Administrative Agent to file any financing statements without the signature of the Borrower or such Subsidiary, as applicable, to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents. The Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral. Within 30 days (or such later date as determined by the Administrative Agent in its sole discretion) after (a) a request by the Administrative Agent or the Lenders to cure any title defects or exceptions which are not Permitted Liens raised by such information or (b) a notice by the Administrative Agent that the Borrower has failed to comply with Section 5.11 above, the Borrower shall (i) cure such title defects or exceptions which are not Permitted Liens or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (ii) deliver to the Administrative Agent satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower’s and its Subsidiaries’ ownership of such Oil and Gas Properties and the Administrative Agent’s Liens and security interests therein as are required to maintain compliance with Section 5.11. A default under this Section shall not be a Default or an Event of Default, but instead the Administrative Agent shall have the right to exercise the following remedy in its sole discretion from time to time during the continuance of a default regarding the title defects under this Section, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. The Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the PV10 of the Proven Reserves of the Borrower and its Subsidiaries shown on the most recently delivered Engineering Report. The new Borrowing Base shall become effective immediately after receipt of such notice. Notwithstanding anything to the contrary contained herein or in any other Credit Document, if the Administrative Agent in its reasonable judgment determines that the cost of creating or perfecting a Lien on any property is excessive in relation to the benefits afforded to the Secured Parties thereby, then such property may be excluded from Collateral for all purposes of the Credit Documents.

Section 5.13                             Leases; Development and Maintenance. Except where the failure to do so would not adversely impact a material portion of the Oil and Gas Properties to which Proven Reserves are attributable of the Borrower and its Subsidiaries (with 5% of the value of the Proven Reserves of the Borrower and its Subsidiaries being deemed material), the Borrower shall, and shall cause its Subsidiaries to, (a) pay and discharge promptly, or cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and comply with each and all of, the oil and gas leases and all other agreements and contracts constituting the Oil and Gas Properties to which Proven Reserves are attributable of the Borrower and its Subsidiaries or any agreements and contracts where the failure to comply hereunder could result in a loss, termination or similar impact upon any Oil and Gas Properties to which Proven Reserves are attributable of the Borrower and its Subsidiaries (except, in each case, where the amount thereof is being contested in good faith by appropriate proceedings or is held in suspension in accordance with such leases or other agreements), (b) do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such Oil and Gas Properties to which Proven Reserves are attributable as a prudent operator would in accordance with industry standard practices, and (c) maintain (or cause to be maintained) the Leases, wells, units and acreage to which the Oil and Gas Properties to which Proven Reserves are attributable of the Borrower and its Subsidiaries pertain in a prudent manner consistent with industry standard practices.

Section 5.14                             Subordination. The Borrower will cause each Affiliate of the Borrower (other than a Subsidiary of the Borrower) which operates any of the Borrower’s or its Subsidiaries’ Oil and Gas Properties to subordinate pursuant to agreements in form and substance satisfactory to the Administrative Agent, any operators Liens or other Liens in favor of such Affiliate in respect of such Oil and Gas Properties to the Liens in favor of the Secured Parties.

Section 5.15                             Hedging Maintenance. On or before (a) the First Amendment Effective Date and (b) the date on which each Engineering Report is required to be delivered, the Borrower shall enter into (the date such Hedging Arrangements are entered into being the “Subject Date”) and maintain commodity Hedging Arrangements hedging notional volumes equal to at least 75% of the projected volumes of crude oil from PDP Reserves (as described in the Engineering Report required to be delivered on such Subject Date pursuant to Section 5.2(c)) for each calendar month during the initial twenty-four month period following the Subject Date. Such commodity Hedging Arrangements may be swaps, puts or collars so long as the amount of the floor of any such put or collar is greater than or equal to the amount that is 85% of the fixed price amount that would be paid under a comparable fixed price swap Hedging Arrangement.

ARTICLE 6
NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid (other than contingent indemnification and expense reimbursement obligations not then due), any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure (unless Cash Collateralized or other arrangements satisfactory to the Issuing Lender have been made with respect thereto), each Credit Party agrees to comply with the following covenants.

Section 6.1                                    Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a)                                 the Obligations;

(b)                                 intercompany Debt incurred in the ordinary course of business owed by any Credit Party to any other Credit Party; provided that such Debt is subordinated to the Obligations and is also permitted under Section 6.3;

(c)                                  Debt consisting of sureties or bonds and similar obligations provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of a Credit Party in connection with the operation of its Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties;

(d)                                 Purchase Money Debt or Capital Leases in an aggregate principal amount not to exceed $5,000,000 at any time;

(e)                                  Hedging Arrangements to the extent not prohibited under Section 6.15;

(f)                                   Debt in the form of accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) which in each case is not more than 90 days past due, in each case incurred in the ordinary course of business, unless contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP;

(g)                                  Debt arising from the endorsement of instruments for collection in the ordinary course of business;

(h)                                 Debt consisting of liabilities incurred in the ordinary course of business under workers’ compensation claims required by Governmental Authority;

(i)                                     without duplication, guarantees of Debt otherwise permitted under this Section 6.1;

(j)                                    Debt existing on the Closing Date and set forth in Schedule 6.1 including extensions, replacements and refinancings thereof which do not increase the principal amount

(excluding any expenses or premium incurred in connection with any such extension, replacement or refinancing) of such Debt as of the date of such extension or refinancing;

(k)                                 Debt representing deferred compensation to employees of the Credit Parties incurred in the ordinary course of business in an aggregate amount not to exceed $1,000,000;

(l)                                     Debt consisting of (i) the financing of insurance premiums or (ii) customary take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(m)                             unsecured Debt consisting of any purchase price adjustments to which a seller may become entitled to the extent such payment is determined by a closing purchase price adjustment or such payment depends on the positive performance of the Credit Parties after the closing of such purchase so long as (a) the amount of such payment is not determinable by the parties to the purchase or (b) once the amount of such payment has been finally fixed and determined by the parties to such purchase, such amount is paid when due; and

(n)                                 unsecured Debt not otherwise permitted under the preceding provisions of this Section 6.1; provided that, the aggregate principal amount thereof shall not exceed $5,000,000 at any time.

Section 6.2                                    Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of any Credit Party or any Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a)                                 Liens securing the Secured Obligations pursuant to the Security Documents;

(b)                                 Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 90 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established in accordance with GAAP;

(c)                                  Liens for Taxes, fees, assessment, or other governmental charges which are not delinquent or remain payable without penalty or which are being actively contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP;

(d)                                 Liens securing Purchase Money Debt or Capital Lease obligations permitted under Section 6.1(d); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such Purchase Money Debt or the subject of any such Capital Lease, and all proceeds thereof (including insurance proceeds), and the principal amount secured thereby is not increased (other than accrued interest and premiums thereon);

(e)                                  encumbrances consisting of easements, rights-of-way, servitudes, permits, reservations, zoning restrictions, or other restrictions on the use of real property and defects or irregularities in the chain of title that do not, in either case (individually or in the aggregate), materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;

(f)                                   Liens arising under oil and gas leases, term assignments of Leases, non-participating royalty interests, overriding royalty agreements, net profits agreements, royalty trust agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are, in each case of the foregoing, customary in the oil and gas business and that are entered into by any Credit Party in the ordinary course of business provided that: (i) such Liens are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Documents or this Agreement, (ii) such Liens do not secure Debt for borrowed money, (iii) such Liens secure amounts that are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (iv) such Liens are limited to the assets that are the subject of such agreements, and (v) if such Liens secure obligations owing to an Affiliate of a Credit Party, such Liens and such obligations shall be subordinated to the Secured Obligations and Liens securing the Secured Obligations on terms and conditions satisfactory to the Administrative Agent;

(g)                                  royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Credit Parties warranted in the Security Documents or in this Agreement;

(h)                                 Liens arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower or any Subsidiary;

(i)                                     deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, stay, government contracts, surety and appeal bonds, performance and return of money bonds and other obligations of a like nature, in each case in the ordinary course of business and which deposits do not secure Debt for borrowed money;

(j)                                    judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(h);

(k)                                 the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases, consignment of goods or other similar transactions;

(l)                                     landlords’, lessors’ and sublessors’ Liens (relating to Properties that are not Oil and Gas Properties) and other like Liens in respect of rent not in default so long as the Debt or liabilities under such leases and subleases is secured only by the assets covered thereby;

(m)                             Liens granted by any Credit Party on its rights under any insurance policy, but only to the extent that such Lien is granted to the insurers under such insurance policies or any insurance premium finance company to secure payment of the premiums and other amounts owed to the insurers or such premium finance company with respect to such insurance policy;

(n)                                 Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;

(o)                                 Liens existing on the Closing Date and set forth on Schedule 6.2; and

(p)                                 Liens on assets of the Credit Parties not otherwise permitted by this Section 6.2; provided, that the aggregate principal amount of all obligations secured under this Section 6.2(p) shall not exceed $1,000,000.

Section 6.3                                    Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, (x) make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities or other Equity Interests of the Person, (y) make or hold any loans, guaranties, trade credit, or other extensions of credit to any Person or (z) make an Acquisition, other than the following (collectively, the “Permitted Investments”):

(a)                                 investments existing on the Closing Date and described on Schedule 6.3;

(b)                                 investments in the form of trade credit to customers of a Credit Party arising in the ordinary course of business and represented by accounts from such customers;

(c)                                  cash and Liquid Investments;

(d)                                 investments, loans, advances and equity contributions by a Credit Party in or to any other Credit Party;

(e)                                  creation of any additional Subsidiaries domiciled in the U.S. in compliance with Section 5.6 and Schedule III;

(f)                                   (i) investments in and acquisitions of direct ownership interests in Oil and Gas Properties, crude oil and gas gathering systems and related equipment, (ii) investments and acquisitions related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America and (iii) subject to Section 6.11 hereof, acquisitions of any other assets or Property not described in clause (i) or (ii) above; provided that, in the case of any of clauses (i), (ii) or (iii) unless otherwise indicated, (x) if requested by the Administrative Agent, such assets are pledged as Collateral to the extent required by Section 5.7; (y) any such investments are not investments in a Person, and (z) in the case of clauses (i) and (ii) above only, no Event of Default or Borrowing Base Deficiency shall exist after giving effect thereto;

(g)                                  investments received by the Borrower and its Subsidiaries in connection with Asset Sales permitted by Section 6.8;

(h)                                 guarantees permitted by Section 6.1;

(i)                                     Hedging Arrangements to the extent permitted under Section 6.15;

(j)                                    loans or advances by any Credit Party to employees made in the ordinary course of business (including travel, entertainment and relocation expenses) in an aggregate amount not to exceed $500,000 at any time;

(k)                                 Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers;

(l)                                     Investments received in satisfaction or partial satisfaction thereof from financial troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

(m)                             other Investments not otherwise permitted by the foregoing clauses in an amount not to exceed $1,000,000 in the aggregate outstanding at any one time.

provided that this Section 6.3 shall not prohibit a merger or consolidation among the Credit Parties so long as such merger or consolidation is otherwise permitted under Section 6.7.

Section 6.4                                    [Reserved].

Section 6.5                                    Agreements Restricting Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than (a) this Agreement, (b) the Credit Documents, (c) agreements governing Debt permitted by Section 6.1(d) or 6.1(h) to the extent such restrictions govern only the asset financed pursuant to such Debt, (d) any prohibition or limitation that exists pursuant to applicable requirements of a Governmental Authority, (e) customary restrictions in leases (other than Leases), subleases, licenses, asset sale agreements, merger agreements and acquisition agreements otherwise permitted hereby (but only to the extent any such restriction relates to the Property subject to such agreement), (f) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (g) any prohibition or limitation that exists in any contract to which a Credit Party is a party (other than Leases or other material agreements listed on Schedule 4.24) that (i) exists on the Closing Date or (ii) are binding on a Credit Party at the time such Credit Party first becomes a Credit Party hereunder, so long as such prohibition or limitation was not entered into solely in contemplation of such Person becoming a Credit Party, in the case of (i) or (ii), so long as (A) such prohibition or limitation is generally applicable and does not specifically address any of the Debt or the Liens granted under the Credit Documents and (B) the noncompliance of such prohibition or limitation would not reasonably be expected to be adverse to the Administrative Agent or the Lenders, or (h) agreements governing Liens permitted pursuant to Section 6.2(e)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Subsidiary from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 6.6                                    Use of Proceeds; Use of Letters of Credit. No Credit Party shall, nor shall it permit any of its Subsidiaries to: (a) use the proceeds of the Advances or the Letters of Credit for any purposes other than (i) working capital purposes of any Credit Party, (ii) capital expenditures of any Credit Party, or (iii) other general corporate purposes of any Credit Party. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of Advances or Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X.

Section 6.7                                    Corporate Actions; Accounting Changes.

(a)                                 No Credit Party shall, nor shall it permit any of its Subsidiaries to, dissolve, merge or consolidate with or into any other Person, except that (i) the Borrower may merge with any of its wholly-owned Subsidiaries, (ii) any Credit Party may merge or be consolidated with or into any other Credit Party, and (iii) any Credit Party (other than the Borrower) or any of its Subsidiaries may dissolve so long as such Credit Party or Subsidiary does not own or hold any Oil and Gas Properties or other assets with any BB Value; provided, in any case above, that (x) in any merger involving the Borrower, the Borrower shall be the surviving entity, and (y) at the time of any such dissolution, merger or consolidation and immediately after giving effect thereto, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and the Administrative Agent shall continue to have an Acceptable Security Interest in the Collateral.

(b)                                 No Credit Party shall, nor shall it permit any of its Subsidiaries to, (i) without 10 days’ (or such earlier date as may be accepted in writing by the Administrative Agent in its sole discretion from time to time) prior written notice to the Administrative Agent, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction, (ii) without prior written notice to, and prior consent of, the Administrative Agent, amend, supplement, modify or restate its articles or certificate of incorporation or formation, LLC Agreement, limited partnership agreement, bylaws, limited liability company agreements, or other equivalent organizational documents in a manner that is materially adverse to the interests of the Administrative Agent and the Lenders, or (iii) materially change its method of accounting employed in the preparation of the financial statements referred to in Section 4.4 or change the fiscal year end of the Borrower unless required to conform to GAAP or approved in writing by the Administrative Agent.

Section 6.8                                    Sale of Assets. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, convey, or otherwise transfer any of its Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest but excluding any Casualty Event) other than:

(a)                                 the sale of Hydrocarbons (other than Oil and Gas Properties) or Liquid Investments in the ordinary course of business,

(b)                                 Asset Sales of (i) equipment or other Property that is (A) obsolete, worn out or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by Property of at least comparable value and use, and (ii) fixtures or equipment to the extent that (1) such Property is exchanged for credit against the purchase price of similar replacement fixtures or equipment or (2) the cash proceeds of such Asset Sale are promptly applied to the purchase price of such replacement fixtures or equipment,

(c)                                  Asset Sales of Property between or among Credit Parties; provided that, if such Property is Collateral and if requested by the Administrative Agent, the Credit Party receiving such Property will reaffirm the Lien in such Collateral in form and substance acceptable to the Administrative Agent;

(d)                                 upon 10 days’ (or such shorter time period as may be accepted in writing by the Administrative Agent in its sole discretion) advance notice to the Administrative Agent, the Asset Sale of Oil and Gas Properties which are attributable to Proven Reserves; provided that, (i) at least 90% of the consideration received by the Credit Party in respect of such Asset Sale shall be cash or Liquid Investments or, in the case of any like-kind exchange, Oil and Gas Properties (or a combination of cash, Liquid Investments and Oil and Gas Properties) so long as, in the case of any like-kind exchange, (x) the Oil and Gas Properties received by the Credit Parties in connection with such like-kind exchange are located in the Permian Basin, (y) the Oil and Gas Properties received by the Credit Parties in connection with such like-kind exchange have an equivalent or greater fair market value (after taking into account the cash and Liquid Investments received in connection therewith) compared to the Oil and Gas Properties transferred by the Credit Parties and (z) the Oil and Gas Properties transferred by the Credit Parties in connection with such like-kind exchange shall not include any Proven Reserves categorized as “producing” under the definitions for oil and gas reserves promulgated by the Society of Petroleum Evaluation Engineers (or any generally recognized successor) as in effect at the time in question, (ii) the consideration received in respect of such Asset Sale shall be equal to or greater than the fair market value of such Oil and Gas Properties, interest therein or Subsidiary subject of such Asset Sale (as reasonably determined by the Borrower (and, solely to the extent required by the LLC Agreement, approved by the board of directors or equivalent governing body of the Borrower) and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (iii) if any such Asset Sale is of a Subsidiary owning Oil and Gas Properties, such Asset Sale shall include all the Equity Interests of such Subsidiary; and (iv) the Borrowing Base shall be automatically adjusted in accordance with Section 2.2(g) to the extent required thereby;

(e)                                  Hedge Events; provided that, (i) 100% of the consideration received in respect of such Hedge Event shall be cash or cash equivalents or other Hedging Arrangements, (ii) the consideration received in respect of such Hedge Event shall be equal to or greater than the fair market value of such Hedging Arrangements; and (iii) the Borrowing Base shall be automatically adjusted in accordance with Section 2.2(g) to the extent required thereby;

(f)                                   so long as no Event of Default exists or would result therefrom Asset Sales of Oil and Gas Properties to which no Proven Reserves are attributable;

(g)                                  sales, transfers and dispositions or the compromise or settlement of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business (and not as part of a bulk sale or receivables financing);

(h)                                 Restricted Payments permitted by Section 6.9;

(i)                                     licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of the Credit Parties or any of their Subsidiaries and not affecting any Oil and Gas Properties;

(j)                                    Asset Sales permitted under Section 6.7; and

(k)                                 so long as no Borrowing Base Deficiency exists or would result therefrom, Asset Sales of other Property (other than Oil and Gas Properties or Hedging Arrangements) not to exceed $1,000,000 during any fiscal year.

Section 6.9                                    Restricted Payments. No Credit Party shall make, nor shall it permit any of its Subsidiaries to make, any Restricted Payments except that:

(a)                                 (i) the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or any other Credit Party that is a Subsidiary of the Borrower, (ii) so long as no Event of Default or Borrowing Base Deficiency exists or would result therefrom, the Borrower may make Permitted Tax Distributions, (iii) any Credit Party or Subsidiary may declare and pay dividends with respect to its Equity Interests payable solely in additional shares or units of its Equity Interests and (iv) so long as no Event of Default or Borrowing Base Deficiency exists or would result therefrom, any Credit Party and any Subsidiary may purchase redeem or otherwise acquire (A) Equity Interests issued by it to existing or former employees of such Credit Party or Subsidiary in connection with satisfying federal or state income tax obligations incurred in connection with the issuance or exercise of Equity Interests, (B) Equity Interests issued to any employee of such Credit Party that such Credit Party is obligated to repurchase upon such employee’s termination of employment prior to the date that is 180 days after the Maturity Date, (C) Repurchase Interest (as such term is defined the LLC Agreement) or (D) Management Incentive Interests or Management Incentive Units (as such terms are defined in the LLC Agreement) upon the termination of the employment of such employee.

Section 6.10                             Affiliate Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of its Affiliates which are not Credit Parties unless such transaction or series of transactions is on terms no less favorable to the Borrower or any Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate except the restrictions in this Section 6.10 shall not apply to: (a) the Restricted Payments permitted under Section 6.9  and transactions permitted by Section 6.3(j), if any, (b) Investments by a Credit Party in the form of Equity Interests of another Credit Party, (c) reasonable and customary director, officer and employee compensation (including bonuses), indemnification and other benefits (including retirement, health, stock option and other benefit plans) and (d) transactions among the Credit Parties.

Section 6.11                             Line of Business. No Credit Party shall, and shall not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Closing Date.

Section 6.12                             Hazardous Materials. No Credit Party (a) shall, nor shall it permit any of its Subsidiaries to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result liability of a Credit Party that could reasonably be expected to result in a Material Adverse Change or in any liability to the Lenders or the Administrative Agent, and (b) shall, nor shall it permit any of its Subsidiaries to, release any Hazardous Substance or Hazardous Waste into the environment and shall not permit any Credit Party’s or any Subsidiary’s Property to be subjected to any release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in liability of a Credit Party that could reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent.

Section 6.13                             Compliance with ERISA. Except for matters that individually or in the aggregate would not reasonably be expected to cause a Material Adverse Change, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) engage in any transaction in connection with which the Borrower or any Subsidiary could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or any member of the Controlled Group to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability.

Section 6.14                             Sale and Leaseback Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.15                             Limitation on Hedging.

(a)                                 No Credit Party shall, nor shall it permit any of its Subsidiaries to:

(i)                                     purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or

(ii)                                  enter into any Hedging Arrangement which

(A)                               is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations, or

(B)                               covers (calculated separately for each type of Hydrocarbon):

(i.)                                  for each full calendar month during the first twenty-four calendar months of the forthcoming sixty full calendar months following the time in question, notional volumes (in the aggregate, taking into account all other Hedging Arrangements to which any Credit Party is a party) in excess of the greater of (x) 85% of Proven Reserves (as described in the most recently delivered Engineering Report pursuant to Section 5.2(c)) and (y) 75% of Forecasted Production (as described in the report required to be delivered pursuant to Section 5.2(e)), in either case, of crude oil, natural gas and natural gas liquids (each measured separately), attributable to Oil and Gas Properties of the Borrower and its Subsidiaries; or

(ii.)                               for each full calendar month during the last thirty-six full calendar months of the forthcoming sixty full calendar months following the time in question, notional volumes (in the aggregate, taking into account all other Hedging Arrangements to which any Credit Party is a party) in excess of the greater of (x) 75% of Proven Reserves (as described in the most recently delivered Engineering Report pursuant to Section 5.2(c)) and (y) 50% of Forecasted Production (as described in the report required to be delivered pursuant to Section 5.2(e)), in either case, of crude oil, natural gas and natural gas liquids (each measured separately) attributable to Oil and Gas Properties of the Borrower and its Subsidiaries;

provided, however, that the volume limitations shall not apply to put option contracts that are not related to corresponding calls, collars or swaps, or

(C)                               is longer than 60 months in duration from the date such Hedging Arrangement is entered into; or

(D)                               is secured (unless such Hedging Arrangement is with a Swap Counterparty and is secured by the Collateral pursuant to the Credit Documents) or obligates any Credit Party to any margin call requirements or otherwise requires the Borrower or any of its Subsidiaries to provide collateral; or

(E)                                unless such counterparty is a Lender, an Affiliate of a Lender or such other Person who has (or who has an affiliate that guarantees such Hedging Arrangement, and such affiliate has) at the time the Hedging Arrangement is made, credit ratings of A-or better from S&P or A3 or better from Moody’s; or

(iii)                               be party to, or enter into, any Hedging Arrangement which relates to interest rates if

(A)                               such Hedging Arrangement relates to payment obligations on Debt which is not permitted to be incurred under Section 6.1 above,

(B)                               the aggregate notional amount of all such Hedging Arrangements exceeds 75% of the anticipated outstanding principal balance of the Debt under this Agreement to be hedged by such Hedging Arrangements, or if the term of such Hedging Arrangements extends beyond the Maturity Date,

(C)                               such Hedging Arrangement is with a Lender, an Affiliate of a Lender or such other Person who has who, at the time the Hedging Arrangement is made, has credit ratings that are lower than A- by S & P or A3 by Moody’s (or such counterparty has a guarantor of its obligations who is rated lower than such levels),

(D)                               as to any such Hedging Arrangement covering the Debt incurred under this Agreement, such Hedging Arrangement is made by the Borrower or one of its Subsidiaries with a counterparty that is not a Lender or an Affiliate of a Lender (unless such Hedging Arrangement is unsecured), or

(E)                                the floating rate index of such Hedging Arrangement does not generally match the index used to determine the floating rates of interest on the corresponding Debt to be hedged by such Hedging Arrangement.

(b)           In no event shall the aggregate notional volume of all Hedging Arrangements in respect of commodities for a particular month exceed 100% of the actual production for each of crude oil, natural gas and natural gas liquids, calculated separately, in the previous calendar month. After the end of any calendar month, if the aggregate notional volumes of all Hedging Arrangements in respect of commodities exceeded 100% of the actual production for any of crude oil, natural gas or natural gas liquids, calculated separately, in such calendar month, an Event of Default shall occur and the Borrower shall immediately notify the Administrative Agent of such Event of Default.

(c)           For purposes of determining compliance under this Section 6.15(a)(ii)(B) and (b), basis differential Hedging Arrangements shall not be included in Hedging Arrangements so long as the volumes of such basis differential Hedging Arrangements are not in excess of the volumes of the underlying commodity Hedging Arrangements.

Section 6.16          Leverage Ratio. Borrower shall not permit the Leverage Ratio as of each fiscal quarter end, beginning with the fiscal quarter ending June 30, 2015, to be more than 4.00 to 1.00.

Section 6.17          Current Ratio. The Borrower shall not permit the ratio of, as of the last day of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending June 30, 2016, the Borrower’s and its consolidated Subsidiaries’ (a) consolidated current assets to (b) consolidated current liabilities, to be less than 1.00 to 1.00. For purposes of this calculation (i) “current assets” shall include, as of the date of calculation, the Availability but shall exclude any asset representing a valuation account arising from the application of ASC 410 and 815, and (ii) “current liabilities” shall exclude, as of the date of calculation, the current portion of long—term Debt existing under this Agreement and any liabilities representing a valuation account arising from the application of ASC 410 and 815.

Section 6.18          Minimum Interest Coverage Ratio. The Borrower shall not permit the Minimum Interest Coverage Ratio as of the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2015 through and including the fiscal quarter ending March 31, 2016, to be less than 2.50 to 1.00.

Section 6.19          Prepayment of Certain Debt and Other Obligations. No Credit Party shall, nor shall it permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (a) the prepayment of the Obligations in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Permitted Debt and refinancings and refundings of such Permitted Debt so long as such refinancings and refundings would otherwise comply with Section 6.1, and (c) so long as no Event of Default or Borrowing Base Deficiency exists or would result therefrom, other prepayments of Permitted Debt not described in the immediately preceding clauses (a) and (b).

Section 6.20          Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, allow (a) gas imbalances (other than those imbalances which (i) occur in the normal course of business and (ii) do not exceed 2% of the value of the Proven Reserves of the Credit Parties), or prepayments with respect to the Oil and

Gas Properties of the Borrower or any Subsidiary which would require the Borrower or any Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor or (b) take-or-pay obligations in excess of $2,000,000 in the aggregate.

Section 6.21          Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) to any other Person that is not the Borrower any of its notes receivable or accounts receivable.

Section 6.22          Sanctions. The Borrower shall not, and shall not permit any other Credit Party, to directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Issuing Lender, Administrative Agent, Lead Arranger, or otherwise) of Sanctions.

Section 6.23          Marketing Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and the Subsidiaries that the Borrower or any Subsidiary has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 6.24          Excluded Account. The Borrower and its Subsidiaries shall not fund the Excluded Account with any cash from any other deposit accounts of the Borrower or any Subsidiary (other than amounts that are transferred to the Excluded Account on or before the First Amendment Effective Date), provided that, if funds that are eligible for deposit into the Excluded Account pursuant to Section 5.8 are mistakenly deposited into another deposit account of the Borrower or any Subsidiary, such funds may be transferred into the Excluded Account with the prior consent of the Administrative Agent after receipt by the Administrative Agent of sufficient evidence regarding such mistake.

ARTICLE 7
DEFAULT AND REMEDIES

Section 7.1            Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a)           Payment Failure. Any Credit Party (i) fails to pay any principal when due under this Agreement or (ii) fails to pay, within three Business Days of when due, any interest or other amount due under this Agreement or any other Credit Document, including payments of fees, reimbursements, and indemnifications;

(b)           False Representation or Warranties. Any representation or warranty made or deemed to be made by any Credit Party or any Responsible Officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect at the time it was made or deemed made (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof);

(c)           Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Section 5.1(a), 5.2(h), 5.3(a), 5.6, 5.8, 5.9, or 5.12 or Article 6 of this Agreement or the corresponding covenants in any Guaranty or (ii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document (except as otherwise provided in Section 7.1(a)) and such breach shall remain unremedied for a period of thirty days following the earlier of (A) the date on which Administrative Agent gave notice of such failure to Borrower and (B) the date any Responsible Officer of such Credit Party acquires knowledge of such failure;

(d)           Guaranties. Any provisions in the Guaranties shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under such Guaranties; or any Guarantor shall cease to exist other than as expressly permitted by the terms of this Agreement;

(e)           Security Documents. Any Security Document shall at any time and for any reason (other than pursuant to the terms thereof) cease to create an Acceptable Security Interest in any material portion of the Property purported to be subject to such agreement in accordance with the terms of such agreement or any provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Credit Party shall so state in writing (unless released or terminated pursuant to the terms of this Agreement or such Security Document or caused by the failure of the Administrative Agent to take any action within its control);

(f)            Cross-Default. (i) The Borrower or any Guarantor shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $2,000,000 individually or when aggregated with all such Debt of the Borrower and the Guarantors so in default (but excluding the Obligations) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition (including, without limitation, any “event of default” or “termination event” in respect of any Hedging Arrangement) shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $2,000,000 individually or when aggregated with all such Debt of the Borrower and the Guarantors so in default (other than the Obligations), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or customary mandatory repayment events that do not result from a default thereunder); provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time;

(g)           Bankruptcy and Insolvency. (i) Except as permitted by Section 6.7 above, any Credit Party shall terminate its existence or dissolve, or (ii) any Credit Party or any Subsidiary of the Borrower (A) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (B) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

(h)           Settlements; Adverse Judgment. The Borrower or any of its Subsidiaries enters into a settlement of any claim against any of them when a suit has been filed or suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such settlements or judgments which are received or as to which the insurance carriers do not dispute coverage, greater than $2,000,000 and, in the case of final judgments, either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

(i)            Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination or withdrawal would reasonably be expected to result in a liability greater than $2,000,000;

(j)            Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and as a result thereof, the Borrower or any of its Subsidiaries shall have incurred an obligation to pay money that would reasonably be expected to exceed $2,000,000;

(k)           Credit Documents. Except as otherwise provided in Section 7.1(d) and Section 7.1(e) hereof, any material provision of any Credit Document shall for any reason cease to be valid and binding on a Credit Party or any of their respective Subsidiaries or any such Person shall so state in writing; and

(l)            Change in Control. The occurrence of a Change in Control.

Section 7.2            Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default under Section 7.1(g)) shall have occurred and be continuing, then, and in any such event:

(a)           the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Obligations, the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Obligations, the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b)           the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or Cash Collateralized at such time, and

(c)           the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3            Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(g) shall occur:

(a)           the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall immediately and automatically be terminated and the Obligations, the Notes, all interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b)           the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or Cash Collateralized at such time, and

(c)           the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.4            Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.3, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Lender to or for the credit or the account of any Credit Party against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent or such Lender, and the other Credit Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 7.4 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

Section 7.5            Remedies Cumulative, No Waiver. No right, power, or remedy conferred to the Administrative Agent, the Issuing Lender and the Lenders in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Administrative Agent, the Issuing Lender and the Lenders in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any other Credit Party shall entitle the Borrower or any other Credit Party to similar notices or demands in the future.

Section 7.6            Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.5 and Section 2.12. During the existence of an Event of Default, all payments and collections received by the Administrative Agent (other than as a result of the exercise of remedies against Collateral or against the Borrower or any Subsidiary) shall be applied by the Administrative Agent in its discretion, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.5 and Section 2.12. During the existence of an Event of Default, all payments and collections received by the Administrative Agent as a result of the exercise of remedies against Collateral or against the Borrower or any Subsidiary shall be applied to the Secured Obligations in accordance with Section 2.12 and otherwise in the following order:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with this Agreement or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

SECOND, to the payment of all accrued interest constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Secured Parties in accordance with the amounts of the Secured Obligations described in this clause “SECOND” owed to them on the date of any such distribution);

THIRD, to the payment of any Secured Obligations not addressed in clauses “FIRST” or “SECOND” of this Section 7.6(c) (including, without limitation, any principal, fees or expenses, Letter of Credit Obligations, Obligations to make deposits into the Cash Collateral Account, Secured Obligations owing to Swap Counterparties in respect of Hedging Arrangements, and Banking Services Obligations) constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Secured Parties in accordance with the amounts of the Secured Obligations described in this clause “THIRD” owed to them on the date of any such distribution); and

FOURTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Section 7.7            Equity Right to Cure.

(a)           Notwithstanding anything to the contrary contained in Section 7.1, in the event of any Event of Default under the covenant set forth in Section 6.16, Section 6.17 or Section 6.18 and until the expiration of the tenth (10th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or (b) and the corresponding Compliance Certificate is required to be delivered pursuant to Section 5.2(f) with respect to the applicable fiscal quarter hereunder, the Borrower may sell or issue common Equity Interests of the Borrower to any of the Equity Interest holders (to the extent such transaction would not result in a Change in Control) and apply the proceeds of such issuance of Equity Interests to, as applicable, increase EBITDAX and increase consolidated current assets (such application, a “Covenant Cure Payment”); provided that (i) the proceeds of such issuance of Equity Interests is actually received by Borrower no later than ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or (b) and the corresponding Compliance Certificate is required to be delivered pursuant to Section 5.2(f) with respect to such fiscal quarter hereunder and (ii) the amount of the Covenant Cure Payment shall not exceed the greatest of (A) the amount necessary to bring the Borrower into compliance with Section 6.16, if any, (B) the amount necessary to bring the Borrower into compliance with Section 6.17, if any, and (C) the amount necessary to bring the Borrower into compliance with Section 6.18, if any (it being understood that such Covenant Cure Payment may be deemed to cure each financial covenant that is breached in the same quarter, even if multiple financial covenants are breach in such quarter, but the amount of such Covenant Cure Payment deemed to so apply to the applicable financial covenant shall not exceed the minimum amount necessary to cure such financial covenant breach and that, in demonstrating compliance with each financial covenant, only the minimum amount necessary to cure such financial covenant shall be included in the calculation for such financial covenant). For the avoidance of doubt, the Borrower may apply a Covenant Cure Payment to both increase EBITDAX and increase current assets in the same fiscal quarter, and the utilization of the Covenant Cure Payment to cure any or all of the covenants set forth in Section 6.16,  Section 6.17, and Section 6.18, as applicable, in the same fiscal quarter shall be considered one utilization of the equity cure provided for in this Section 7.7. Subject to the terms set forth above and the terms in clause (b) and (c) below, upon (A) application of the proceeds of such issuance of Equity Interests as provided above within the ten (10) Business Day period described above in such amounts sufficient to cure the Events of Default under the covenants set forth in Section 6.16, Section 6.17 and Section 6.18, as applicable, and (B) delivery of an updated Compliance Certificate executed by a Responsible Officer of the Borrower to the Administrative Agent reflecting compliance with the covenants set forth in Section  6.16, Section 6.17 and Section 6.18, as applicable, such Events of Default shall be deemed cured and no longer in existence.

(b)           The parties hereby acknowledge and agree that this Section 7.7 may not be relied on for purposes of calculating any financial ratios or other conditions or compliances other than the financial covenants set forth in Section 6.16, Section 6.17, and Section 6.18  and shall not result in any adjustment to any amounts (including, for the avoidance of doubt, any decreases to Debt or decreases to current liabilities with the proceeds of such issuance of Equity Interests) other than the amount of EBITDAX referred to in Section 7.7(a) above for purposes of determining the Borrower’s compliance with Section 6.16 and Section 6.18, as applicable, and the amount of current assets referred to in Section 7.7(a) above for purposes of determining the Borrower’s compliance with Section 6.17. To the extent a Covenant Cure Payment is applied to increase EBITDAX, such Covenant Cure Payment shall only be taken into account in connection with the calculations of the covenant contained in Section 6.16 and Section 6.18 as of a particular fiscal quarter end and any subsequent calculations of such covenants which contain such particular fiscal quarter as part of its trailing twelve month period or trailing four quarter period.

(c)           In each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in this Section 7.7 is made. Furthermore, the Borrower may not utilize more than four cures provided in this Section 7.7.

ARTICLE 8
THE ADMINISTRATIVE AGENT

Section 8.1            Appointment, Powers, and Immunities. (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           Each Lender irrevocably appoints the Administrative Agent as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement a security interest can be perfected by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly following the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 8.2            Rights as a Lender. Such Persons serving as the Administrative Agent hereunder shall each have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as the Administrative Agent hereunder in its individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.3            Exculpatory Provisions.

(a)           The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and their respective duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)          shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of their Affiliates in any capacity.

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders or Required Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.3 and Section  7.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or the Issuing Lender.

(c)           The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4            Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request,

certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Advance or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5                                    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility evidenced by this Agreement as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.6                                    Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with the consent of the Borrower so long as no Default or Event of Default shall exist, and which consent may not be unreasonably withheld) to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 9.1 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.7                                    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.8                                    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Lead Arranger or any other titles, if any, listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

Section 8.9                                    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any

Credit Party, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.7, 9.1 and 9.2) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.7, 9.1, or 9.2.

Section 8.10                             Collateral and Guaranty Matters.

(a)                                 The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)                                     to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (A) upon Payment in Full of Obligations, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents, (C) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter, or (D) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended, or (E) subject to Section 9.3, if approved, authorized or ratified in writing by the Required Lenders;

(ii)                                  to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.1(d);

(iii)                               to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Credit Documents; and

(iv)                              to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements.

Upon the Borrower’s reasonable request, the Administrative Agent shall execute documents as may be required to evidence any release or subordination described above and to authorize the filing of UCC-3 termination statements or other applicable filings. Upon request by the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.10. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this paragraph (a).

(b)                                 The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)                                  Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

ARTICLE 9
MISCELLANEOUS

Section 9.1                                    Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, provided that, for purposes of the reimbursement obligations under clauses (i) and (ii) hereof for expenses incurred on or prior to the Closing Date only, such reimbursement obligations shall be limited to one primary counsel of the Administrative Agent and its Affiliates (taken as a whole), and if necessary, by a single firm or local counsel in each appropriate jurisdiction (unless such representation by a single counsel would be inappropriate due to the existence of an actual or reasonably perceived conflict of interest); and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges, expenses, and disbursements of any counsel for the Administrative Agent and its Affiliates, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit and (iv) all out-of-pocket expenses of the Lenders incurred in the case of documentary taxes. Notwithstanding the foregoing, the Borrower shall not be responsible for obligations incurred under clause (iii) hereof except for, attorney’s fees, expenses and charges for (w) one primary counsel of the Administrative Agent and its Affiliates (taken as a whole), (x) if necessary, a single firm of local counsel in each appropriate jurisdiction, (y) additional counsel if such representation by a single counsel would be inappropriate due to the existence of an actual or reasonably perceived conflict of interest, and (z) any other counsel as reasonably necessary; provided that any Lender who hires third party counsel will endeavor to provide the Borrower with prior written notice thereof before the incurrence of such fees, expenses, and charges, although failure to provide such notice shall not waive the Borrower’s reimbursement obligations under clause (z) hereof.

Section 9.2                                    Indemnification; Waiver of Damages.

(a)                                 INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND THE ISSUING LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER OR ANY OTHER CREDIT PARTY) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY

WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER CREDIT PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) CONSTITUTE ATTORNEYS’ FEES, EXPENSES AND CHARGES FOR ANY COUNSEL OTHER THAN (A) ONE PRIMARY COUNSEL OF THE ADMINISTRATIVE AGENT AND ITS AFFILIATES (TAKEN AS A WHOLE), (B) IF NECESSARY, A SINGLE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION, (C) OTHER COUNSEL IF SUCH REPRESENTATION BY A SINGLE COUNSEL WOULD BE INAPPROPRIATE DUE TO THE EXISTENCE OF AN ACTUAL OR REASONABLY PERCEIVED CONFLICT OF INTEREST, AND (D) ANY OTHER COUNSEL AS REASONABLY NECESSARY; PROVIDED THAT ANY INDEMNIFIED PARTY WHO HIRES THIRD PARTY COUNSEL PURSUANT TO THIS CLAUSE (D) WILL ENDEAVOR TO PROVIDE THE BORROWER WITH PRIOR WRITTEN NOTICE THEREOF BEFORE THE INCURRENCE OF SUCH FEES, EXPENSES, AND CHARGES, ALTHOUGH FAILURE TO PROVIDE SUCH NOTICE SHALL NOT WAIVE THE BORROWER’S REIMBURSEMENT OBLIGATIONS UNDER CLAUSE (D) HEREOF, (Y) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT, IF THE BORROWER OR SUCH CREDIT PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR (Z) SUCH LOSSES RELATE TO ANY PROCEEDING SOLELY BETWEEN OR AMONG INDEMNIFIED PARTIES OTHER THAN (A) CLAIMS AGAINST EITHER THE ADMINISTRATIVE AGENT OR THE LEAD ARRANGER OR THEIR RESPECTIVE AFFILIATES IN THEIR CAPACITY OR IN FULFILLING THEIR ROLE AS THE ADMINISTRATIVE AGENT OR LEAD ARRANGER OR ANY OTHER SIMILAR ROLE UNDER THE FACILITY DOCUMENTATION (EXCLUDING THE ROLE AS A LENDER) AND (B) CLAIMS ARISING OUT OF ANY ACT OR OMISSION ON THE PART OF THE BORROWER OR ANY OF THE BORROWER’S AFFILIATES. THIS SECTION 9.2(a) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(b)                                 Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 9.1 or paragraph (a) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Administrative Agent (or any sub-agent thereof), the Issuing Lender, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Administrative Agent (or any sub-agent thereof), the Issuing Lender, or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Commitments at such time, or, if the Commitments have been terminated, such Lender’s share of the aggregate outstanding amount of all Advances and plus the Letter of Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Administrative Agent (or any sub-agent thereof), the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Administrative Agent (or any sub-agent thereof), or the Issuing Lender in connection with such capacity. The obligations of the Lenders under this paragraph (b) are subject to the provisions of Section 2.12(f).

(c)                                  Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Credit Party shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(d)                                 Payments. All payments required to be made under this Section 9.2 shall be made within 10 days of demand therefor.

(e)                                  Survival. Each party’s obligations under this Section shall survive the termination of the Credit Documents and payment of the obligations hereunder.

Section 9.3                                    Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document (other than the Fee Letter), nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)                                 no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) reduce the principal of, or interest on, the Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Notes, including, without limitation, the Maturity Date, or (iii) change the number of Lenders which shall be required for the Lenders to take any action hereunder or under any other Credit Document;

(b)                                 no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) waive any of the conditions specified in Section 3.1 or Section 3.2, (ii) reduce any fees or other amounts payable hereunder or under any other Credit Document, (iii) increase the aggregate Commitments, (iv) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder, (v) amend Section 2.12(e), Section 7.6, this Section 9.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, (vii) release all or substantially all of the value of any Guaranty or, except as specifically provided in the Credit Documents and as a result of transactions permitted by the terms of this Agreement, release all or a material portion of the Collateral except as permitted under Section 8.10(a); (viii) amend the definitions of “Majority Lenders”, “Required Lenders”, “Super-Majority Lenders” or “Maximum Exposure Amount”, each as defined in this Agreement; or (ix) amend the definitions of “Obligations”, “Secured Obligations”, “Banking Service Obligations”, “Banking Services Provider” or “Swap Counterparties”;

(c)                                  no Commitment of a Lender or any obligations of a Lender may be increased or extended without such Lender’s written consent;

(d)                                 no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(e)                                  no amendment, waiver or consent shall, unless in writing and signed by an Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of such Issuing Lender under this Agreement or any other Credit Document;

(f)                                   no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(g)                                  the consent of Required Lenders shall be required with respect to decreases or maintenance of the Borrowing Base; and

(h)                                 the consent of Required Lenders shall be required with respect to any waivers or amendments of Section 2.5(g).

Section 9.4                                    Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.5                                    Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the

Borrower or any other Credit Party provided for in Sections 2.10, 2.11, 2.13(c), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.6                                    Binding Effect. This Agreement shall become effective as provided in Section 3.01 and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Issuing Lender and each Lender and their respective successors and assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.7                                    Successors and Assigns.

(a)                                 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate facilities on a non-pro rata basis.

(iii)                               Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments hereunder if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)                               the consent of the Issuing Lender shall be required for any assignment hereunder.

(iv)                              Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)                           Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Advances and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, including the obligation to provide the documentation required by Section 2.13(g), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 9.1, 9.2, and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)                                  Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 9.9 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary, any Assignment shall be effective only upon appropriate entries with respect thereto being made in the Register.

(d)                                 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.2(d) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.3(a), (b), or (c) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.10 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13 (it being understood that the documentation required under Section 2.13(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.14(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.8                                    Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.9                                    Notices, Etc.

(a)                                 Subject to clause (b) below, all notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement) shall be in writing and hand delivered with written receipt, or sent by facsimile or electronic mail, sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Credit Party, as specified on Schedule I, if to the Administrative Agent or the Issuing Lender, at its credit contact specified under its name on Schedule I, and if to any Lender at is credit contact specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that notices and communications to any Lender or the Issuing Lender pursuant to Article 2 shall not be effective until received and, in the case of facsimile, such receipt is confirmed by such Lender or Issuing Lender, as applicable, verbally or in writing.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 9.10                             Usury Not Intended. It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Credit Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.11                             Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.12                             Governing Law; Service of Process. This Agreement, the Notes and the other Credit Documents (unless otherwise expressly provided therein) shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at the address set forth for the Borrower in this Agreement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

Section 9.13                             Submission to Jurisdiction. The parties hereto hereby agree that any suit or proceeding arising in respect of this Agreement or any other Credit Document, or any of the matters contemplated hereby or thereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court (except to the extent the

Administrative Agent requires submission to any other jurisdiction in connection with the exercise of any rights under any Security Document). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to the applicable parties will be effective service of process against such party for any action or proceeding relating to any such dispute. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.14                             Execution in Counterparts; Effectiveness; Electronic Execution.

(a)                                 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.15                             Waiver of Jury Trial. THE BORROWER, THE LENDERS, THE ISSUING LENDER AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.16                             USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

Section 9.17                             Enduring Security. The parties hereto acknowledge and agree that:

(a)                                 it is the parties’ intent that the Liens created or intended to be created under the Credit Documents secure, among other things, all obligations of the Credit Parties owing to any Swap Counterparty under any Hedging Arrangement even after such Swap Counterparty ceases to be a Lender or an Affiliate of a Lender hereunder; provided, however, as provided in the definition of “Swap Counterparty”, (i) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedging Arrangement to any other Person pursuant to the terms of such agreement, the obligations thereunder shall be secured by such Liens only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Swap Counterparty shall be secured by such Liens only to the extent such obligations arise from transactions under such individual Hedging Arrangements (and not the Master Agreement between such parties) entered into prior to the Closing Date or at the time such Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder; and

(b)                                 the Borrower’s and its Subsidiaries’ ability to enter into, or otherwise be party to, Hedging Arrangements are limited by the terms under this Agreement, including the limitations in Section 6.15 above which restricts, among other things, the Borrower’s and its Subsidiaries’ ability to enter into, or otherwise be party to, secured Hedging Arrangements with counterparties that are not Swap Counterparties or Hedging Arrangements that have margin call requirements applicable to the Borrower or its Subsidiaries.

Section 9.18                             Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.18, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of all Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender have been made). Each Qualified ECP Guarantor intends that this Section 9.18  constitute, and this Section 9.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.19                             No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Lead Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Lead Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.20                             Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.21                             Integration. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN EXECUTING THIS AGREEMENT, EACH CREDIT PARTY HERETO HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.

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